Exhibit 10.4
AMENDED AND RESTATED
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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED
PORTIONS. THE CONFIDENTIAL REDACTED PORTIONS HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE SUCH REDACTIONS.
Design, Engineering, Procurement,
Construction and Construction Management Agreement
For
The American Centrifuge Plant
Between
USEC Inc.
And
Fluor Enterprises, Inc.
(REV. 09-11-08)
Contract No. 662574

AMENDED AND RESTATED
USEC PROPRIETARY INFORMATION
Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

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Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

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Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

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Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

AMENDED AND RESTATED
USEC PROPRIETARY INFORMATION
Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

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Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

AMENDED AND RESTATED
USEC PROPRIETARY INFORMATION
Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

AMENDED AND RESTATED
USEC PROPRIETARY INFORMATION
Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

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USEC PROPRIETARY INFORMATION
Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

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Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

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Contract No. 662574 (9-11-08)
USEC Prime Agency Agreement

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Exhibits
A	Statement of Work

B	Key Milestones

C	Contractor Key Personnel

D	Limited Agency Agreement

E	Mechanical Completion

F	Notice of Final Completion/Acceptance

G	Reimbursable Costs

H	Vehicles, Equipment, Tools and Support Services

I	Fixed and Incentive Fee

J	Release of Lien
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Design, Engineering, Procurement,
Construction and Construction Management Agreement
For
The American Centrifuge Plant
     THIS AGREEMENT is effective as of the 1st day of January, 2008 (the “Effective Date”) between Fluor Enterprises, Inc. (“Contractor”) a California corporation and USEC Inc. (“USEC” or “Owner”), a Delaware corporation (the “Agreement”). Contractor and USEC are sometimes referred to as the “Parties” and/or individually as a “Party.”
     WHEREAS, Owner intends to refurbish and construct a commercial uranium enrichment centrifuge plant capable of initially producing annually approximately 3.8 million SWU utilizing the facilities of the former U.S. Department of Energy (“DOE”) Gas Centrifuge Enrichment Plant located at the DOE’s Portsmouth Gaseous Diffusion Plant in Piketon, Ohio and which will be subleased by the Owner;
     WHEREAS, Owner desires to employ Contractor to perform design, engineering, procurement, construction, and construction management services (“Services”) on a cost reimbursable basis in order to refurbish the GCEP facilities and construct the support systems for the operation of uranium enrichment centrifuge machines and their related support equipment. Owner desires to engage the services of Contractor: (i) to complete the final design of the Plant (as defined in Section 1.63); (ii) to support the Owner’s permitting and licensing activities for the Plant; (iii) to engineer, procure (except for Owner furnished equipment, including the centrifuge machines), construct and install the Plant and its related systems and equipment as Agent of Owner; and (iv) to support Owner’s activities to commission, test and startup the Plant.
     WHEREAS, Contractor desires to provide the requested Work and to support Owner’s start-up and testing activities for completion of the Plant in accordance with the terms of this Agreement;
     WHEREAS, Contractor has (i) reviewed the information contained in the request for proposal and all other documents relating to the Plant which Owner has provided to Contractor (ii) visually inspected the real property and facilities at which the Plant is to be located, and (iii) performed or reviewed such other investigations, studies and analyses which were specified to be performed during Phase I .
     NOW, THEREFORE, in consideration of the sums to be paid to Contractor by Owner and of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
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ARTICLE 1. DEFINITIONS
     Unless the context otherwise requires, the following definitions shall apply to this Agreement:
          Section 1.1 AEA
Means the Atomic Energy Act of 1954, as amended.
          Section 1.2 Agent
Means when EPC Contractor acts on behalf of Owner with respect to procurement of goods or materials or contracting for services in accordance with Exhibit D.
          Section 1.3 Agreement
Means this Agreement, all exhibits to this Agreement (“Exhibits”), and other documents incorporated by reference.
          Section 1.4 Approved Subcontractor
Means any Subcontractor approved by Owner in writing.
          Section 1.5 Budget Amount
Means the estimated expenditure amount developed by Contractor and which has been approved for funding by Owner.
          Section 1.6 Business Day
Means a day that is not a Saturday, Sunday or United States Legal Holiday (which is a day for which the employees of the United States Federal Government are excused from work with pay pursuant to Federal statute or executive order).
          Section 1.7 Intentionally Omitted
          Section 1.8 Change
Means any addition to, deletion from, suspension of or other modification to the Scope of Services or Scope of Facilities and change in schedule, quality or function of the Project as delineated in the Scope of Services or Scope of Facilities.
          Section 1.9 Change in Law
Means any change in, or binding change in the judicial or administrative interpretation of, or adoption of, any Law (including any Law relating to Taxes and excluding any Law relating to the organization, existence, good standing or qualification of Contractor or any Subcontractor or Technical Consultant in any jurisdiction), which is inconsistent or at variance with any Law in effect on the Effective Date. Change in Law shall also include the imposition of any condition or requirement (except for any such conditions or requirements which result from the
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acts or omissions of Contractor or any Subcontractor or Technical Consultant) affecting the issuance, renewal or extension of any Government Approval (excluding any Government Approval relating to the organization, existence, good standing, qualification, or licensing of Contractor or any Subcontractor or Technical Consultant in any jurisdiction) as of the Effective Date.
          Section 1.10 Change Order
Means a written order to Contractor issued and signed by Owner after the execution and delivery of this Agreement authorizing a Change and, if appropriate, an adjustment in one or more of the cost or fee, the Project Schedule, change in the Scope of Services/Scope of Facilities or any other amendment of the terms and conditions of this Agreement.
          Section 1.11 Change Order Request
Means a written notice indicating that a Change Order is required in connection with the performance of the Work hereunder.
          Section 1.12 Codes and Standards
Means those codes and standards relating to design, engineering, construction, workmanship, equipment and components set forth in or called for by the Scope of Services/Scope of Facilities or, if not so specified or ambiguous therein, those codes and standards generally considered to be applicable to the Work and such design, construction, workmanship, equipment and components in accordance with generally accepted construction management practices.
          Section 1.13 Commissioning
Commissioning means activities to be performed by Owner after Mechanical Completion that are associated with making the Systems and Plant ready for operation, including operating adjustments and hot alignments to simulate actual operations.
          Section 1.14 Conflict of Interest
Means that, because of other activities or relationships with other persons (including, without limitation, competitors of the Owner) Contractor is unable or potentially unable to render impartial assistance or advice to Owner, or Contractor’s objectivity in performing under this Agreement is or might be otherwise impaired.
          Section 1.15 Contractor
Shall mean Fluor Enterprises, Inc. and its affiliates.
          Section 1.16 Intentionally Omitted
          Section 1.17 Contractor Party
Shall have the meaning set forth in Section 26.2.
          Section 1.18 Contractor Party Loss
Shall have the meaning set forth in Section 26.2.
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          Section 1.19 Contractor’s Representative
Means the individual designated by Contractor in accordance with Section 5.3 to be its single point of contact with Owner on all matters pertaining to this Agreement.
          Section 1.20 Intentionally Omitted
          Section 1.21 Day
Means a calendar day, unless qualified by the term “Business.”
          Section 1.22 Intentionally Omitted
          Section 1.23 Debtor Relief Law
Shall have the meaning ascribed thereto in Section 28.1.
          Section 1.24 Defects or Deficiencies
Unless otherwise specifically stated, this term means any designs, engineering or services, which do not conform to the Good Engineering Practices, the Drawings and Specifications or the Warranties.
          Section 1.25 Deliverables
Means the tangible product or products of the Work as described in Exhibit A.
          Section 1.26 Design Criteria
Means the design criteria in the Scope of Services/Scope of Facilities.
          Section 1.27 Design Documents
Means the engineering or design work product of Contractor (and Technical Consultants ) for the construction of the Plant and the incorporation of Systems and the installation of the centrifuge machines therein, including drawings, calculations, specifications, plans, reports or other engineering or design papers or documents on any media as called for by the Scope of Services/Scope of Facilities.
          Section 1.28 DOE
Means the U.S. Department of Energy.
          Section 1.29 “Dollars” or “$”
Means United States dollars.
          Section 1.30 Intentionally Omitted
          Section 1.31 Drawings and Specifications
Means all the drawings, sketches, maps or specifications (i) referenced in this Agreement (ii) prepared by Contractor, Subcontractors or Technical Consultants with respect to the Work or submitted to Owner under this Agreement by Contractor, Subcontractors or Technical
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Consultants; or such supplementary drawings, sketches, maps or specifications as the Owner may issue from time to time.
          Section 1.32 Equipment
Means materials, supplies, apparatus, machinery, parts, special maintenance tools, components, Systems required for prudent construction, Start-up and testing of, and operation of the Plant in accordance with this Agreement, or as necessary to perform the Work.
          Section 1.33 Existing Structure
Means the GCEP and its existing support structures and facilities.
          Section 1.34 Expiration Date
Means the date specified in Article 2.
          Section 1.35 Extraordinary Weather Conditions
Means extremely inclement and unusual weather conditions, including floods, causing it to be impractical for the Work to safely continue (but specifically excluding inclement and unusual weather conditions which are reasonably predictable for the geographic area of the Plant Site) which occur during the term of this Agreement.
          Section 1.36 Final Acceptance
Shall have the meaning set forth in Section 12.3.
          Section 1.37 Intentionally Omitted
          Section 1.38 FOCI
Means Foreign Ownership, Control or Influence. The FOCI Program is based on DOE policy (described in DOE O 470.1, Chapter VI, Safeguards and Security Program and other applicable DOE Orders and Directives). The purpose of the FOCI Program is to obtain information that indicates whether offerors/bidders or contractors are owned, controlled, or influenced by a foreign person and whether as a result the potential for an undue risk to the common defense and national security may exist.
          Section 1.39 Force Majeure Event
Shall have the meaning set forth in Section 30.1.
          Section 1.40 GCEP and GCEP Lease
Means respectively the facilities of the former U.S. Department of Energy (“DOE”) Gas Centrifuge Enrichment Plant located at the Portsmouth Gaseous Diffusion Plant in Piketon, Ohio and the Lease Agreement Between the United States Department of Energy and United States Enrichment Corporation for the Gas Centrifuge Enrichment Plant dated as of December 7, 2006 and any amendments thereto .
          Section 1.41 Good Engineering Practices
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Means those principles, practices, methods, equipment, specifications and standards of safety and performance that incorporate sound engineering practices, safety and economy into the design and construction of facilities and systems consistent with a Plant of this size and nature.
          Section 1.42 Governmental Authority
Means any national, federal, state, territorial, local or other government, or any political subdivision thereof, and any governmental, judicial, public or statutory instrumentality, tribunal, agency, authority, body or entity having legal jurisdiction over the matter or Party in question.
          Section 1.43 Government Approval
Means any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing, variance, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Government Authority relating to the acquisition, ownership, construction, operation or maintenance of the Plant or to the execution, delivery or performance of this Agreement including, but not limited to, those required by Laws to obtain or maintain in connection with the Project, the Plant Site, performance of the Work, health and safety, or the environmental condition of the Project or the Plant Site.
          Section 1.44 Final Completion/Acceptance Notice
Means the notice set forth in Exhibit F.
          Section 1.45 Hazardous Material
Means, collectively, any petroleum or petroleum product, asbestos in any form, polychlorinated biphenyls (PCBs), transformers or other equipment that contain dielectric fluid containing levels of PCBs, hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant, pollutant or pesticide, as defined or regulated as such under any Law including, but not limited to, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., the Toxic Substances Control Act as amended, 15 U.S.C. Section 2601 et seq., the Clean Air Act as amended, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act as amended, 33 U.S.C. Section 1251 et seq., the Solid Waste Disposal Act as amended, 42 U.S.C. Section 6901 et seq. the Hazardous Materials Transportation Act as amended, 49 U.S.C. Section 1801 et. seq., the Federal Insecticide, Fungicide and Rodenticide Act as amended, 7 U.S.C. Section 136 et seq., or any similar state statute.
          Section 1.46 Indemnified Person
Shall have the meaning set forth in Section 26.1.
          Section 1.47 Invoices
Means Contractor’s submission to Owner requesting payment for Work pursuant to Section 19.2.
          Section 1.48 Key Milestones
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Means the Key Milestone dates set forth in Exhibit B.
          Section 1.49 Law
Means (i) any statute, law, rule, regulation, code, ordinance, judgment, decree, writ, order, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government Authority, whether now or hereafter in effect or (ii) any requirements or conditions on or with respect to the issuance, maintenance or renewal of any Government Approval or applications therefore whether now or hereafter in effect.
          Section 1.50 Lender
Means any bank, financial institution or other person or investor (including the U.S. Department of Energy or any other federal, state or local agency) providing, guaranteeing or insuring financing under a Loan Agreement and any trustee or agent acting on any such person’s behalf.
          Section 1.51 Lien
Means any actual or claimed mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, attachment, lien (statutory or otherwise), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.
          Section 1.52 Loan Agreement
Means any credit agreement, note purchase agreement, bond indenture, lease agreement, equity contribution agreement, or other document or documents pursuant to which Owner obtains financing for the acquisition of Equipment, development activities, construction, installation, testing, Start-up modification, repair, or operation of the Plant or any refinancing of any thereof.
          Section 1.53 Intentionally Omitted
          Section 1.54 Mechanical Completion
Means the point at which the last of the major components of the particular System or the Plant have been fabricated, erected and installed so that it is substantially physically complete and is capable of being run for purposes of integrated Start-up, tuning, Commissioning, and testing as provided in the Statement of Work (Exhibit A), without adverse impact on the ability of the System or the Plant to operate as intended and without danger of damage to a System or the Plant, or injury to personnel or the environment, all as defined in Exhibit E.
          Section 1.55 Mechanical Completion of the Plant
Means when the last System achieves Mechanical Completion as set forth in Exhibit E.
          Section 1.56 Notice
Means written communication to a Party under this Agreement, and may include electronic correspondence conforming to the requirements of Section 37.6
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          Section 1.57 NRC
Means the U.S. Nuclear Regulatory Commission.
          Section 1.58 Owner
Shall have the meaning set forth in the preambles.
          Section 1.59 Intentionally Omitted
          Section 1.60 Owner’s Representative
Means the individual designated by Owner in accordance with Section 5.1 to be its single point of contact with Contractor on all matters pertaining to this Agreement.
          Section 1.61 Owner’s Documents
Drawings, specifications, or other data, etc. provided by Owner as specified in Exhibit A.
          Section 1.62 Person
Means any individual, company, partnership, joint venture, association, trust, unincorporated organization or Government Authority.
          Section 1.63 Plant
Means the centrifuge enrichment plant that is to be designed, procured, constructed, tested and started-up under this Agreement, together with all supporting improvements and interconnections, as more fully described in Exhibit A.
          Section 1.64 Plant Site
Means those areas as described in the GCEP Lease and/or Owner’s NRC license as may be amended on which the Plant is to be constructed, including such additional areas as may, from time to time, be designated in writing by Owner for Contractor’s use hereunder.
          Section 1.65 PORTS
Means the Portsmouth Gaseous Diffusion Plant reservation, including the Plant Site, located in Piketon, Ohio.
          Section 1.66 Prime Rate
Means the base rate on corporate loans in the United States posted by a majority of the nation’s thirty (30) largest banks, as published in the Wall Street Journal.
          Section 1.67 Project Schedule
Means the integrated construction and design schedule for the Work as is fully described in Section 8.1 as such schedule may be adjusted periodically as provided herein.
          Section 1.68 Progress Report
Means the reports submitted by Contractor to Owner in accordance with Section 15.1.
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          Section 1.69 Project
Means the design, engineering, procurement, construction, installation of Equipment, and other activities for the completion of the Plant as described in the SOW and this Agreement from design and development through Final Acceptance and includes Equipment and structures, and improvements of the property.
          Section 1.70 Punch List
Means the Punch List as determined pursuant to Section 12.1 and set forth in Exhibit E.
          Section 1.71 Punch List Items
Means each of the items identified on the Punch List.
          Section 1.72 Quality Program
Means the program formulated by Contractor pursuant to Section 4.5.
          Section 1.73 RCRA
Means the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as the same may be amended or supplemented from time to time, and whether or not in effect on the date hereof.
          Section 1.74 Sales Tax
Means any sales, use or similar tax, and related assessments, whether or not presently in existence (including any tax levied in lieu of any of the foregoing), imposed on Contractor, Technical Consultants and Subcontractor(s) or Owner by any Governmental Authority.
          Section 1.75 Scope of Services and/or Scope of Facilities
Means the detailed description of the services to be performed and facility to be constructed as may be appropriate and provided by Contractor and approved by Owner as a Deliverable.
          Section 1.76 Intentionally Omitted
          Section 1.77 Start-up
Means the services performed by Owner for the preparation and execution of all activities required to place the System or the Plant in operation, including without limitation, Commissioning, and performance of functional testing which is not Contractor’s responsibility as a part of Mechanical Completion.
          Section 1.78 Statement of Work or “SOW”
Means the document attached hereto as Exhibit A.
          Section 1.79 Subcontractor and Subcontract
Means respectively a vendor, supplier, consultant or subcontractor of any tier providing Equipment, materials or services to Owner either directly or through Contractor, as Agent of Owner, in connection with the Project, and the contract between Owner and a Subcontractor directly or through Contractor, as Agent of Owner, and a Subcontractor, for the performance or
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supply of a portion of the Project under the Agreement for which Contractor has management responsibility.
          Section 1.80 SWU
Means separative work unit which is the measure of work for the process of uranium enrichment.
          Section 1.81 System Means discrete functional components or elements of the Work or discrete subsystems of a System.
          Target Cost
Shall have the meaning set forth in Exhibit I.
          Section 1.82 Taxes
Means any and all license, documentation, recording and registration fees, and all taxes — including, but not limited to, income, net income, net worth, franchise, capital and stock, business and occupation, business activity, business factors, gross receipts, personal property (tangible and intangible), real estate, excise, payroll, employment and unemployment (including all amounts, however they may be designated, the payment of which may be required under the Federal Social Security Act and under unemployment insurance or compensation laws, however they may be designated, with respect to employees) and stamp taxes, and Sales Taxes — levies, imposts, duties, assessments, fees, charges, import duties, and withholdings of any nature whatsoever, whether or not presently in existence, together with any penalties, fines, additions to tax, or interest thereon, imposed by any Governmental Authority.
          Section 1.83 Technical Consultant
Means consultants or contractors who have a direct contract with Contractor for the performance of Services.
          Section 1.84 Turnover
Means the activities whereby Contractor assists the Owner in preparing Owner to operate a System or the Plant immediately following Mechanical Completion as described in Exhibit E.
          Section 1.85 Turnover Notice
Means the notice issued by Contractor for a particular System or the Plant, as the case may be, to the Owner as a System or the Plant achieves Mechanical Completion and Owner accepts responsibility for the care custody and control of such System or the Plant, as set forth in Exhibit E.
          Section 1.86 Warranty
Shall have the meaning set forth in Section 21.1.
          Section 1.87 Warranty Period
Shall have the meaning set forth in Section 21.2.
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          Section 1.88 Warranty Procedures
Means the warranty procedures set forth in Article 21.
          Section 1.89 Work
Means any and all activities and services, required in connection with the design, engineering, procurement, construction management, assistance during Commissioning and Start Up, of the Plant to be performed by Contractor under this Agreement as more specifically set forth in Exhibit A.
ARTICLE 2. TERM
     This Agreement is effective as of the Effective Date and, unless earlier terminated or extended under the provisions hereof, shall remain in force through and including December 31, 2013 (the “Expiration Date”). Owner may unilaterally extend the term of this Agreement by written notice to Contractor delivered on or prior to the Expiration Date, for a period of up to one year from the Expiration Date (the “Option Period”) to allow time for the completion of the Work. If Owner exercises this option, the Expiration Date shall be deemed to be the last day of this Option Period, and all other terms of this Agreement, including this option, shall apply during the Option Period. Only the Owner’s Representative may exercise this option.
ARTICLE 3. SCOPE OF WORK
     The Work to be performed under this Agreement is described in Exhibit A (“Statement of Work” or “SOW”). Owner hereby represents that all Work to be performed by Contractor hereunder arises out of, or is in connection with, the activities under the DOE-Owner GCEP Lease, as set forth in Section 25.6. Notwithstanding anything herein to the contrary, Contractor’s scope of work specifically excludes the handling, disposal, or transporting any pre-existing contamination.
ARTICLE 4. STANDARDS OF PERFORMANCE
          Section 4.1 Compliance with Nuclear Safety and Safeguards and Security Requirements
a.	Contractor shall comply with all applicable Laws including, but not limited to, the nuclear safety, safeguards and security requirements set forth in this Agreement and the requirements and commitments under the NRC licenses obtained by USEC (each a “Nuclear Safety, Safeguards and Security Requirement”) . Contractor shall conduct self-assessments and cooperate with the Owner, DOE, and the NRC in activities that address these requirements.
b.	In the event that Contractor becomes aware of any failure to comply with a Nuclear Safety, Safeguards and Security Requirement, Contractor shall promptly notify the Owner or, if applicable, USEC’s site regulatory
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compliance manager and, in consultation with such person(s), take appropriate preventive and/or corrective action to achieve compliance, and assure continued compliance, with such requirements.

c.	In the event that DOE or NRC initiates an enforcement action against Owner arising out of Contractor’s failure to comply with any such Nuclear Safety, Safeguards and Security Requirement, Contractor agrees to cooperate fully with Owner in responding to such enforcement actions by providing all information, assistance, and documentation required by Owner. The Parties agree to coordinate their legal and factual position in a timely manner so that all submittals are made in a timely manner, as determined by Owner to DOE or NRC, as the case may be.

d.	All costs incurred by Contractor in connection with Owner’s response to an enforcement action in accordance with Section 4.1(c) above shall be borne by Owner and shall be subject to reimbursement by Owner under this Agreement, provided however such reimbursement shall not include Contractor’s cost to the extent that such violation arises solely out of wrongful acts or omissions of Contractor. However, Contractor agrees to indemnify and hold Owner harmless against (i) any and all governmental penalties, fines, and (ii) any and all third party losses, claims, costs or expenses arising from whistleblower claims, including costs of defense, settlement and reasonable attorney’s fees, that Owner may incur, become responsible for, or pay out to the extent resulting solely from Contractor’s negligent acts or omissions which result in a failure to comply with any Nuclear Safety, Safeguards and Security Requirement, in accordance with Article 26.

e.	Owner agrees to indemnify and hold Contractor harmless against (x) any and all penalties, fines, and (y) all losses, claims, costs or expenses arising from whistleblower claims (including costs of defense, settlement and reasonable attorney’s fees) that Contractor may incur, become responsible for, or pay out, as a result of Owner’s failure to comply with any Nuclear Safety, Safeguards and Security Requirement, in accordance with Article 25 and 26. For purposes of the Parties’ indemnification obligations under this Section 4.1, either Party’s receipt of a notice of violation or any other notice from the NRC or DOE shall not be deemed as such Party’s failure to comply with the referenced requirements by the virtue of its issuance.
          Section 4.2 Security of Classified Information and Controlled Areas
a.	Classified Information Access
i.	“Classified Information” means any information or material, regardless of its physical form or characteristics, that has been determined pursuant to Executive Order 12356 or prior Executive
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Orders to require protection against unauthorized disclosure, and which is so designated; and all data concerning design, manufacture or utilization of atomic weapons, the production of special nuclear material, or the use of special nuclear material in the production of energy, but shall not include the data declassified or removed from the Restricted Data category pursuant to Section 142 of the AEA unless protected under Section 142d of the AEA.

ii.	The Parties recognize that the DOE or the NRC may determine security classifications and issue security clearances required for performance of all or part of this Agreement. Contractor shall follow the applicable rules and procedures of DOE, NRC and other responsible governmental authorities regarding access to and safeguarding of Classified Information, security clearances and other security matters, including the requirements of DEAR 952.204-2, Security, DEAR 952.204-70 Classification/Declassification, 10 CFR 95, and the procedures with respect to FOCI in DEAR 904.7000 et seq. and DEAR 952.204-73, Facility Clearance. Contractor shall not permit any individual to have access to any level or category of classified information, except in accordance with applicable laws and procedures. Contractor shall not be granted access to any classified information until the Owner’s Representative has notified Contractor that such access has been approved by a DOE FOCI determination.
b.	Site Access. The Plant Site is enclosed by a perimeter fence establishing a “controlled” area. At the time of initial entrance to the site, Contractor’s employees shall report to the Owner’s badge office for security processing. Processing of Contractor’s employees will be done without charge to Contractor. All Contractor employees working under this Agreement must be United States citizens. Unless informed by Owner of a different procedure, Contractor shall ensure that, once issued, badges are worn by Contractor’s employees at all times while on site. If a Contractor’s employee is a naturalized citizen, proper evidence must be furnished. All Contractor employees must have picture identification with them upon arrival at the Owner’s badge office. The continued presence of Contractor’s employees on-site is subject to review by Owner and Governmental Authorities based upon a check of appropriate records of law enforcement agencies.
c.	Badges. Badges will be furnished to Contractor’s employees at the Plant Site at no charge to Contractor. Badges shall remain the property of the Owner or the Governmental Authority issuing the badge, and Contractor and its personnel must return the badges with the appropriate documentation, as provided by Plant procedures, to the badge office upon request of Owner or
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termination of employment at the Plant Site. While working within the controlled limits of PORTS, badges must be worn above the waist and in plain sight at all times.

d.	Vehicle Operation. Contractor’s employees working under this Agreement driving vehicles on the PORTS site are required to have valid driver’s licenses. All vehicles shall be operated in a safe manner, in accordance with the Ohio Vehicle Code, and in compliance with the posted limits of the PORTS site and any other site rules and regulations, including parking restrictions. Failure to comply with this Section 4.2 may result in Owner revoking the on-site driving privileges of the offending employee.

e.	Technology Transfer Controls. Even if not classified, information related to enrichment, an enrichment facility or a component of an enrichment facility, are subject to U.S. Government restrictions on technology transfers, including, but not limited to, those found in 10 CFR Parts 110, 810, or 1017 or 15 CFR Part 779. Accordingly, Contractor shall not disclose such information in any manner inconsistent with any such U.S. Government restriction. Further, Contractor shall not use, nor permit any Technical Consultant to use, any non-U.S. national or non-U.S. owned entity in connection with (i) delivery to, or work at, a controlled area or (ii) Work involving information or goods that are subject to U.S. government control, without first ensuring that such activities fully comply with all applicable restrictions.

f.	Foreign Nationals. Foreign nationals are not permitted to perform work at Owner (or its subsidiary the United States Enrichment Corporation) facilities without prior written permission from the Owner. Contractor’s request for permission for use of foreign nationals on the Project must be submitted to the Owner at least ninety (90) days prior to their anticipated work date.

g.	Export Controlled Information

(1) Definition “Export Controlled Information” or “ECI” is defined as unclassified technical information whose export is subject to export control and whose unrestricted public dissemination could help proliferants or potential adversaries of the United States.

(2) Oral or Visual Disclosure A party that discloses Export Controlled Information orally or visually shall identify it as Export Controlled Information at the time of disclosure.

(3) Marking All tangible objects, such as drawings, reports, programs or documents, which constitute and/or contains or may contain Export Controlled Information shall be Marked “Export Controlled Information” or “Information Contained Within May Contain Export Controlled
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Information” or such other markings as required or permitted by DOE or other applicable Governmental Authority guidance. Markings inadvertently omitted from Export Controlled Information when disclosed to a recipient shall be applied by such recipient promptly when requested by the disclosing Party, and such Export Controlled Information shall thereafter continue to be treated as provided by this Agreement.

(4) Export Controlled Information shall be protected in accordance with the DOE guidelines on Export Control and Nonproliferation and with U.S. Government export control laws and regulations. Each recipient shall not disclose the information to suppliers or contractors who are not U.S. owned and managed or to employees who are not U.S. Citizens, except in accordance with the DOE Guidelines on Export Control and Nonproliferation, and with U.S. Government export control laws and regulations. This restriction applies to written and oral guidance concerning performance, which may be provided by Owner technical representatives.

(5) Unless specifically and expressly approved in writing by Owner, Contractor shall not disclose any ECI or information that may contain ECI provided or furnished by Owner for any purpose to any individual who is not a U.S. citizen or to any non-U.S. person or entity (including any non-U.S. employee, supplier or contractor). For purposes of this Section 4.2 (g), a person or entity is considered to be non-U.S. if it is incorporated, organized or created under the laws of a foreign country, or is foreign owned, controlled or influenced as defined in applicable regulations and guidelines. This restriction applies to written and oral information and guidance which may be provided by Owner and applies to any information provided by any contractor, or Subcontractor to Owner or any other person acting on behalf of Owner. Prior to disclosing any ECI to any person, Contractor shall include this Section 4.2(g) in a contract or agreement with the recipient.
          Section 4.3 Unclassified Controlled Nuclear Information
a.	Certain of the Drawings and Specifications and other documents referenced in this Agreement contain Unclassified Controlled Nuclear Information (UCNI) as defined in Section 148 of the AEA, as amended. Only authorized individuals can have access to UCNI documents. An authorized individual is someone working for or with the U.S. (Federal) Government, USEC, or its contractors requiring access to specific UCNI in the performance of official duties. The information shall be controlled and handled according to applicable Laws and the instructions set forth below (in the event of a conflict the applicable Laws shall take precedence):
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i.	Handle UCNI material in such a way it will not be available to anyone to whom you are not deliberately transmitting it. An authorized individual shall maintain control over all UCNI to prevent unauthorized access. Physical control shall be maintained over documents in use to prevent unauthorized disclosure. In a controlled or guarded area, unlocked files, desks, or similar containers are adequate protection. In an uncontrolled or unguarded area, a locked drawer or desk, a locked repository or a locked room is adequate.

ii.	UCNI may be transmitted to a person who needs to know the information to do his/her job and is an employee of the Contractor. Refer to the DOE Manual 471.1-1 (or any successor manual or instructions) for criteria/authorization on dissemination of UCNI to a wider audience.

iii.	When transmitting UCNI, alert the recipient to the fact the transmission includes UCNI. The sensitive content of the information shall also be documented by the inclusion of markings on documentation and inclusion of an UCNI cover sheet. Documents shall be packaged to prevent disclosure or presence of UCNI. The information should be appropriately marked UCNI within the package or envelope. The outside of the package or envelope shall be marked “TO BE OPENED BY ADDRESSEE ONLY.” UCNI shall be transmitted by U.S. Mail (U.S. First Class, Express, certified or registered mail) or other commercial carrier who can provide tracking of packages. Refer to DOE Manual 471.1 or 10 CFR 1017 for additional criteria.

iv.	When the Drawings and Specifications or the Statement of Work are no longer required by the Contractor, destroy them in a manner that will assure sufficient complete destruction to prevent its retrieval. Refer to DOE Manual 471.1 (or any successor manual or instructions) or 10 CFR 1017 for additional criteria.
b.	This Section 4.3 shall be included in all contracts or subcontracts for performance of Work under the Contract that require use of the above referenced Drawings and Specifications or Statement of Work.
          Section 4.4 Employee Protection
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a.	Notification and Indemnification Obligations with Respect to Section 211 of the Energy Reorganization Act of 1974, as amended (the “ERA”).
i.	Section 211 of the ERA, and 10 CFR Section 76.7 (applicable to item/services provided in support of operations at a gaseous diffusion plant), 10 CFR Section 70.7 of the NRC regulations (applicable to Work in support of the Plant) and 10 CFR Part 708 of the DOE regulations (applicable to item/services provided in support of USEC’s centrifuge demonstration project), implementing Section 211, as applicable, applies to the performance of Work under this Agreement. Contractor acknowledges its obligation to comply with the requirements of Section 211 of the ERA, and the applicable regulations (10 CFR Section 76.7 or 10 CFR Section 70.7 of the NRC regulations or 10 CFR Part 708). The Contractor represents and warrants that the management and supervisory personnel assigned to this Agreement are familiar with the requirements imposed under Section 211 of the ERA and the NRC regulations implementing Section 211. The Contractor also recognizes its obligation to require that any Technical Consultant and Subcontractor engaged in connection with the performance of this Agreement comply with the requirements of Section 211 and the NRC regulations implementing Section 211.

ii.	In the event that an employee of the Contractor, or an employee of any Technical Consultant or Subcontractor, files a complaint with the U.S. Department of Labor (the “DOL”) alleging that the Contractor, or any of its Technical Consultants or Subcontractors, violated the requirements of Section 211 of the ERA with respect to such employee while he or she was performing any of the Work in connection with this Agreement, the Contractor shall promptly notify the Owner’s Representative of the filing of such complaint, and shall keep the Owner’s Representative apprised of the status of the complaint itself and all material developments in any DOL or judicial proceedings related to the complaint.

iii.	In the event that Contractor becomes aware of an allegation of retaliation or safety raised to the NRC or DOE, Contractor shall promptly notify the Owner’s Representative of the filing of such allegation, and shall keep the Owner’s Representative apprised of the status of the allegation itself and all material developments in any NRC, DOE or judicial proceedings related to the allegation.

iv.	The Contractor further agrees to indemnify and hold the Owner harmless against any and all costs, losses, claims, damages,
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liabilities, civil penalties and expenses, including reasonable attorneys’ fees, imposed upon or incurred by the Owner in connection with (A) any DOL proceeding brought against the Owner by an employee or former employee of the Contractor , or any Technical Consultant of the Contractor, based upon the Contractor’s or its Technical Consultant’s actual or alleged violation of Section 211 with respect to such employee or former employee, (B) any investigation or enforcement action by the NRC based upon such an actual or alleged violation of Section 211 or applicable regulations (10 CFR Section 76.7, 10 CFR Section 70.7 or 10 CFR Part 708); and (C) any civil action brought against the Owner based upon the Contractor’s , or its Technical Consultant’s, actual or alleged violation of Section 211. Such costs, losses, claims, damages, liabilities, civil penalties and expenses, including reasonable attorney’s fees, shall not be recoverable from the Owner under any other provisions of this Agreement. The Contractor will further require that all contracts with its Technical Consultants and all Subcontracts in connection with the construction of the Plant will provide for the above-stated indemnity obligations.
b.	Contractor employees working on the Plant Site or other facilities may be required to attend training on the Owner’s Employee Concerns Program (“ECP”). Contractor employees are authorized access to, and use of, the Owner’s ECP. Contractor shall afford all employees access to the Owner’s ECP at all reasonable times. Any Contractor employee working on the Plant Site or another facility owned or controlled by the Owner or its affiliates under this Agreement whose employment is terminated prior to the completion of this Agreement shall be required to meet with the Owner’s ECP Manager, or his representative, prior to departure from the Plant Site so that the employee may raise any concerns.

c.	Contractor shall maintain records of all adverse employment actions taken against employees working under this Agreement and shall make these records available to the Owner upon reasonable request consistent with applicable federal and state laws.

d.	The Contractor further agrees to pass the requirements imposed by this Section through to its Technical Consultants or Subcontractors by including a provision similar to this Section 4.4(d) in all contracts or Subcontracts for the performance of any of the Work; provided that this requirement may be waived in writing by the Contractor for specific subcontractors upon the submission of written notice to the Owner’s Representative advising him/her of such waiver and the basis therefore.
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e.	Contractor shall notify the Owner’s Representative if any Contractor employee is subject to an NRC or DOE Order or enforcement action. The Owner reserves the right to determine that the employee may not be used in the performance of this Agreement.
          Section 4.5 Quality Program
a.	The Contractor shall maintain a quality program (“Quality Program") acceptable to the Owner in accordance with the quality requirements necessary for the specific Work as set forth in this Agreement and perform the Work under this Agreement in accordance with the applicable Quality Program. The Quality Program shall comply with USEC QAPD# NR-3605-0003 as may be modified by Owner and provided to Contractor. The extent of the program is dependent upon the importance to safety, type and use of the item or service being procured. The Owner shall have the right to inspect the Contractor’s work areas (both on Plant Site and off Plant Site) to ensure compliance with this program. The Contractor shall provide access by the Owner’s Representative, or his/her designated representative, at all reasonable times to work areas and to the Contractor’s quality records required under the Quality Program or Work performed under this Agreement (including access to all procurement documents). The Owner’s verification activities do not relieve the Contractor from the responsibility for verification of quality achievement.
b.	The Contractor shall perform the Work and require Technical Consultants and Subcontractors to comply with any special instructions and requirements as identified in this Agreement.

c.	The Contractor shall evaluate any lower-tier suppliers that supply items or services covered by the requirements of this Section 4.5 and require that the supplier has a quality program, if required, that is acceptable under this Section 4.5.

d.	The Contractor shall insert the requirements of this Section 4.5, appropriately modified, in all Subcontracts or contracts with Technical Consultants for Work covered by the aforementioned regulations/statutes.
          Section 4.6 Schedule Notification
If Contractor becomes aware of any difficulty in performing the Work in accordance with the Project Schedule, Contractor shall immediately provide Notice to the Owner giving pertinent details of the difficulty. This notification shall not change any performance schedule, nor relieve Contractor of its responsibilities under this Section 4.6. Contractor will
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design the Plant, specify and procure Equipment and schedule its activities (including the scheduling of deliveries as early as practical) in accordance with the Project Schedule.
          Section 4.7 Professional Standards
Contractor shall be responsible for the professional quality, technical accuracy and coordination of all Work furnished by Contractor under this Agreement. In connection with the foregoing, Contractor shall expend its professional efforts to perform the Work with all due diligence, economy and efficiency, in accordance with the Agreement; generally accepted techniques and practices in Contractor’s industry; sound management and technical practices; and applicable Laws.
          Section 4.8 Cooperation
Contractor shall cooperate in the performance of the Work with Owner and Owner’s other contractors working at the Plant Site or on the American Centrifuge program. Contractor shall afford these other contractor’s reasonable opportunity for the execution of their work, and shall coordinate its Work with such other contractors where appropriate.
          Section 4.9 Contractor General Responsibility
Contractor shall:
a. At all times be fully qualified and capable of performing every phase of the Work;
b. Maintain good labor relations on the Plant Site and with local labor organizations;
c. Perform its Work and design the Plant in accordance with all applicable Laws and Government Approvals including, but not limited to, the Occupational Safety and Health Act and all applicable rules, regulations, orders, codes, standards and interpretations promulgated under any safety and health Laws;
d. Provide required data and assistance for obtaining Government Approvals or financing to Owner, including such amendments and consents as the Lenders may reasonably require.
          Section 4.10 Owner’s General Responsibility
Owner shall obtain at no cost or expense to Contractor all necessary interests in real estate, including all necessary easements and rights of way
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for the construction of the Plant, and for making the Plant Site available to the Contractor as necessary to perform the Work.
          Section 4.11 Government Approvals
Each Party shall obtain and maintain all Government Approvals, which are required to be obtained in its own name, for their respective responsibilities.
a. Each Party shall reasonably assist the other in obtaining Government Approvals for the construction of the Plant.
b. If either Party becomes aware of a Government Approval that is not its responsibility to obtain under this Section 4.11, that Party shall promptly notify the other.
          Section 4.12 Contractor Procedures
In the event the Contractor is required to develop procedures for the performance of the Work on the Plant Site, these procedures shall be developed and approved in accordance with Contractor’s quality assurance program. The Contractor further agrees to include the substance of this Section 4.12 in all contracts and Subcontracts for Work under this Agreement.
          Section 4.13 Intentionally Omitted
          Section 4.14 Submission of Items/Performance of Work
The Contractor agrees to tender for acceptance by the Owner only items and services that meet the requirements set forth in this Agreement. Prior to tendering an item/service for acceptance by the Owner, the Contractor shall verify that the item/service complies with all requirements of this Agreement.
          Section 4.15 Nonconforming Materials/Work
All Contractor, Technical Consultant(s) and Subcontractor(s) identified non-conformances shall be processed according to the Contractor’s Quality Program. However, all non-conformances with a proposed disposition of “use-as-is” or “repair” shall be submitted to the Owner’s Representative, in writing, with the following information:
i. A complete documented description of the item/service required by the Scope Book and the item/service that the
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Contractor, Technical Consultant(s) or Subcontractor(s) proposes to supply/perform.
ii. The differences between the item/service required by Exhibit A and the item/service that the Contractor, Technical Consultant(s) or Subcontractor(s) proposes to supply/perform.
iii. The reasons why the Contractor, Technical Consultant(s) or Subcontractor(s) cannot supply/perform the item/service as specified in this Agreement.
iv. A verification that the proposed item/service is the functional equivalent of and has the same characteristics as the item/service specified by Exhibit A.
b. The disposition of all Contractor, Technical Consultant(s) or Subcontractor(s) identified non-conformances with a proposed disposition of “use-as-is” or “repair” must be approved, in writing, by the Owner’s Representative before Contractor , Technical Consultant(s) or Subcontractor(s) implementation of the proposed disposition.
c. The Contractor , Technical Consultant(s) or Subcontractor(s) agrees to report non-conformances and the following as specified in this Agreement:
i. Violation of technical or material requirements.
ii. Violation of requirements of Owner approved documents.
iii. Non-conformances that cannot be corrected by continuation of the manufacturing process or by rework.
iv. Items/services that do not conform to the original requirements even though the item/services can be restored to a condition such that the capability of the item/services to function is unimpaired.
d. The Contractor , Technical Consultant(s) or Subcontractor(s) further agrees to cooperate with the Owner’s Representative or the Owner’s technical personnel in evaluating nonconformances and during Owner verification of the implementation of the Owner approved disposition.
          Section 4.16 Documentation and Retention Periods
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a. The Contractor agrees to provide all documents required by this Agreement for information, review and approval.
b. The Contractor agrees to maintain the quality assurance records specified in this Agreement for the periods specified and to dispose of the records as prescribed herein.
c. The Contractor agrees to include this Section 4.16 in procurement documents relating to this Agreement.
ARTICLE 5. REPRESENTATIVES
          Section 5.1 Owner’s Representatives
Owner shall designate a representative (the “Owner’s Representative”) who shall be acquainted with the Project and shall have authority to administer this Agreement on behalf of Owner, agree upon procedures for coordinating Owner’s efforts with those of Contractor and furnish information, when appropriate, to Contractor. All actions taken by the Owner’s Representative shall bind the Owner, unless such action exceeded the authority of the Owner’s Representative under this Agreement or violates applicable Law. With regard to general oversight of the Work, review of the drawings and specifications, and other documents, access to the Plant Site and Work and other similar rights of the Owner, the term Owner shall also include Owner’s Representative. The Owner’s Representative is James J. Bolon.
          Section 5.2 Intentionally Omitted
          Section 5.3 Contractor’s Representative
Contractor shall designate a representative (the “Contractor’s Representative”) who shall be acquainted with the Project and shall have authority to administer this Agreement on behalf of Contractor, bind the Contractor on matters related to this Agreement, except to the extent such action exceeds the authority of Contractor’s Representative under this Agreement or violates applicable Law, and agree upon procedures for coordinating Contractor’s efforts with those of Owner and others and furnish information, when appropriate, to Owner. The Contractor’s Representative is Chuck Robertson.
          Section 5.4 Replacement
The Owner may replace the Owner’s Representative upon written Notice thereof to Contractor. Contractor may replace Contractor’s Representative upon written notice thereof to Owner.
          Section 5.5 Intentionally Omitted
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ARTICLE 6. WORKFORCE
          Section 6.1 Workforce
Contractor shall only use skilled, experienced and reliable workers, with appropriate security clearances as required, and shall ensure that all Subcontractors and Technical Consultants do the same. Within thirty (30) days of the Effective Date, Contractor shall provide to Owner for Owner’s approval a staffing plan for the next twelve months of work. The staffing plan will be updated each quarter thereafter. The staffing plan shall provide the number of personnel, both direct and indirect, who will be performing work under the Contract each month. The staffing plan shall indicate engineering; home office services; field staff and indirect craft staffing; direct hire craft staffing; and Technical Consultant and Subcontractor staff and craft staffing. The quarterly update will be provided fifteen (15) days in advance of the upcoming quarter for Owner’s approval. Owner must approve or reject the staffing plan within 10 days of receipt otherwise the plan shall be deemed to be approved. Unless expressly authorized in writing by Owner, Contractor shall only be reimbursed for Work performed in accordance with the approved staffing plan. For purposes of this Section, “in accordance with the approved staffing plan” shall mean that the total number of hours performed in a quarter, related to Contractor staffing in the different labor components including engineering, home office services, field indirect and direct craft, does not exceed the hours for such labor component in the approved staffing plan by more than ten percent (10%).
          Section 6.2 Key Personnel
Owner expects to have meaningful and effective input into Contractor’s staffing to ensure that Contractor’s key personnel have the acceptable qualifications and compatibility with Owner personnel. Contractor shall not change key personnel without prior notification to Owner and Owner approval, and such approval shall not be unreasonably withheld.
a.	The persons specified in Exhibit C are each considered a “Key Person” and shall be assigned by Contractor to perform the Work.
b.	Contractor shall not remove any Key Person from performing the Work without prior written consent of the Owner. Contractor shall provide to the Owner at least thirty (30) Days notice prior to any Key Person becoming unavailable for a period of one (1) month or longer to perform the Work, unless the unavailability is due to a cause not under the control of Contractor, in which case Contractor shall notify the Owner of such unavailability as soon as possible but in no event more than three (3) Business Days of learning of such unavailability. Whenever any Key Person is unavailable for performance of the Work due to reasons beyond the control of the Contractor, Contractor agrees to replace such Key Person with an individual of substantially equal abilities and qualifications acceptable to the Owner. Contractor shall make such replacement not later than ten (10) Business Days prior to such Key Person becoming unavailable; provided, however, that Contractor shall have not less than twenty (20) Business Days from the day that
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Contractor learns of such unavailability to make such replacement. Contractor agrees to promptly replace any employee (to include, without limitation, Key Persons) performing any of the Work who is unacceptable to the Owner with an employee acceptable to the Owner.
          Section 6.3 Q-Cleared Personnel
Contractor shall implement and maintain a program as approved by Owner to retain qualified personnel with Q clearances. Except as agreed to by the Owner, Contractor shall not remove any Q-cleared personnel assigned to performing such Work without (i) providing reasonable prior written Notice to the Owner and (ii) providing a replacement for such Q-cleared personnel with an individual of substantially equal abilities and qualifications who is also Q-cleared. Whenever any Q-cleared Person is transferred by Contractor or becomes unavailable for performance of the Work (due to reasons within the control of Contractor), to the extent necessary, Owner shall obtain the necessary Q-clearance for the replacement personnel and the actual costs incurred by Owner from the DOE for the Q-clearance up to ***** shall be paid by Contractor.
          Section 6.4 Workforce Continuity
Contractor shall use its best efforts to maintain the continuity of individual workers that perform any of the Work.
          Section 6.5 Removal of Contractor Employee
The Owner may require the Contractor to remove from the Work any employee of the Contractor, Technical Consultant or a Subcontractor, including the Contractor’s Representative, that the Owner, in its reasonable judgment, deems incompetent, careless, insubordinate, or who has, or may have, violated any applicable Law or procedure.
ARTICLE 7. PLANT SITE
          Section 7.1 Sufficiency of the Plant Site
Contractor agrees that it will inspect the Plant Site and shall inform Owner whether the Plant Site or designated work area is sufficient for it to undertake and complete the Work.
          Section 7.2 Pre-existing Materials
The Parties anticipate that there will be pre-existing, Hazardous Materials and non-hazardous materials and other materials requiring special management or handling. Contractor will make the necessary provisions to deal with such discoveries. To the extent the Parties are aware or reasonably anticipate such materials, they have made special provisions in this Agreement to address the discovery and disposition of thereof in the SOW and other provisions of this Agreement.
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          Section 7.3 Plant Site Operations
Contractor shall confine its operations to the Plant Site and to any additional areas, which may be approved by the Owner as working areas. Contractor shall take all necessary precautions to keep its personnel and equipment within the Plant Site and such additional areas, and to keep and prohibit them from encroaching on adjacent land and to meet applicable environmental requirements. Contractor shall ensure that the Owner and its designees have access to Contractor work areas within the Plant Site at all reasonable times.
          Section 7.4 Plant Rules and Regulations
a.	The Contractor, its Technical Consultants, Subcontractors and all Contractor, Technical Consultant and Subcontractor employees shall comply with the applicable rules and regulations in force at the Plant Site or any other facility where Work is performed. This includes, but is not be limited to complying with all applicable USEC, United States Enrichment Corporation, NRC, and DOE rules and regulations when performing Work at the Plant Site, PORTS (procedure UE2-HR-LR1038 or its successor) or other USEC sites.
b.	The Contractor shall require the substance of this Section 7.4 be included in all contracts or Subcontracts for Work at or on the Plant Site, PORTS, or the USEC sites.
          Section 7.5 Access
Contractor shall be provided access to the Plant Site to perform the Work.
          Section 7.6 Hazardous Material
a.	The discovery or encountering of Hazardous Materials on the Plant Site (other than materials brought to the Plant Site by Contractor, Subcontractors (provided Subcontractors comply with their contractual obligations related to Hazardous Materials, given the parties’ intent that Contractor not be denied the relief herein or liable in any way due to any Subcontractor non-compliance) or Technical Consultants) not previously identified and to the extent it affects the Work shall be treated as a Change under Article 16.
b.	Pre-Existing Hazardous Materials. Upon the discovery of any pre-existing condition relating to Hazardous Materials at the Plant Site, Contractor shall immediately cease performance of the affected Work and notify the Owner. Owner shall be responsible to arrange for the handling, treatment, storage, removal, remediation, avoidance or other appropriate action (if any), with respect to any Hazardous Materials present on, at or under the Plant Site. Owner shall have the sole discretion to determine, consistent with Laws, the action, if any, to be taken with respect to such Hazardous Materials. During
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the period of any cleanup or mitigation activities, Contractor shall continue Work to the extent practicable, on unaffected parts of the Project and areas of the Plant Site.
c.	Hazardous Material During Execution.
i.	Introduction/Generation If Contractor’s performance of the Work includes supplying, using, or generating Hazardous Materials, Contractor shall furnish prior Notice to Owner not less than fourteen (14) Days before bringing such Hazardous Materials to the Plant Site unless waived by Owner in writing. Notice shall include a listing of the name, chemical composition, a Material Safety Data Sheet and the location of use/storage for each Hazardous Material and established quantity of each Hazardous Material to be used or generated at Plant Site. Contractor shall require Technical Consultants and Subcontractors to provide such notice and comply with the provisions of this Section 7.6(c).
ii.	Hazardous Materials Used by Contractor Contractor shall be fully responsible for any Hazardous Materials brought on the Plant Site by Contractor or any Technical Consultant (“Contractor Hazmats”) and for the proper handling, removal, transportation and disposal of such Contractor Hazmats. Contractor Hazmats shall be stored and used in accordance with the requirements of this Agreement and applicable Law. Contractor shall maintain an accurate record and current inventory of Contractor Hazmats used at the Plant Site, identifying quantities, location of storage, use and final disposition. Contractor shall implement and administer a Hazardous Material handling program for all of its employees and all Technical Consultants. The program shall include: (i) development of guidelines and training with respect to the proper handling, use and disposal of Contractor Hazmats and (ii) the development, implementation and enforcement of procedures for notification of Owner and appropriate Governmental Authorities about, and clean-up of, spills and other emissions of Contractor Hazmats.
iii.	Clean-up Contractor shall be responsible for all clean-up and mitigation required in connection with any spills, emissions or environmental problems related to Contractor Hazmats.

iv.	Removal Contractor, upon completion of the applicable portion of the Work, shall remove all Contractor Hazmats. not used or consumed in performance of the Work from the Plant Site unless otherwise specified in writing by Owner.
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          Section 7.7 Pre-existing Contamination
Contractor shall not be liable for Pre-existing Contamination at the Plant Site. “Pre-existing Contamination” is any hazardous or toxic substance present at the Plant Site which was not brought onto such site or sites by Contractor or Technical Consultants. Owner agrees to release, defend, indemnify and hold Contractor harmless from and against any and all liability which may in any manner arise in any way directly or indirectly caused by such Pre-existing Contamination except if such liability arises from Contractor’s gross negligence or willful misconduct. Contractor recognizes the potential need to work within areas that may have contamination. Contractor agrees to work in such areas subject to Contractor being able to develop a suitable safety plan related to any potential exposure to the Contractor’s employees as a result of such contamination.
Owner shall, at Owner’s sole expense and risk, arrange for handling, storage, transportation, treatment and delivery for disposal of Pre-existing Contamination. Owner shall be solely responsible for obtaining a disposal site for such material. Owner shall look to the disposal facility and/or transporter for any responsibility or liability arising from improper disposal or transportation of such waste. Contractor shall not have or exert any control over Owner in Owner’s obligations or responsibilities as a generator in the storage, transportation, treatment or disposal of any Pre-existing Contamination. Owner shall complete and execute any governmentally required forms relating to regulated activities including, but not limited to, generation, storage, handling, treatment, transportation or disposal of Pre-existing Contamination. In the event that Contractor executes or completes any governmentally required forms relating to regulated activities including, but not limited to, storage, generation, treatment, transportation, handling or disposal of Pre-Existing Contamination, Contractor shall be and be deemed to have acted as Owner’s Agent. Notwithstanding anything to the contrary, Contractor shall not perform and shall have no responsibility or liability for any remediation of Equipment, materials or the Plant Site containing asbestos, lead, or otherwise contaminated, which remediation work will be directly contracted by Owner. However, Contractor acknowledges acting as agent, that some work activity may need to be performed in areas that are contaminated and Contractor agrees to perform Work in such areas to the extent Work can be performed safely and in accordance with the approved Safety Plans. Contractor agrees to assist Owner and coordinating any remediation work performed by others, however liability and responsibility shall remain between Owner and such third party contractors.
For Contractor’s services requiring drilling, boring, excavation or soils sampling, Contractor shall be responsible for such activities, however, Owner shall approve the selection of the contractors to perform such services, all site locations, and provide Contractor with available information regarding the presence of underground hazards, utilities, structures and conditions at the site.
ARTICLE 8. PROJECT SCHEDULE
          Section 8.1 Project Schedule
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Contractor shall develop and maintain a detailed automated Project Schedule for the Work outlined in this Agreement. The Project Schedule shall represent the Contractor’s intended work plan to complete the Work in accordance with this Agreement including, but not limited to, the Key Milestones in Exhibit B. Contractor shall perform the Work substantially in accordance with the Project Schedule. The Project Schedule shall identify critical path activities. Contractor shall update the Project Schedule on at least a monthly basis as the Work progresses and more often during critical periods, and shall incorporate the results of delay and acceleration analyses where appropriate. Maintaining a complete and current Project Schedule with access by Owner is a material term of this Agreement.
ARTICLE 9. ENGINEERING AND DESIGN
          Section 9.1 Engineering
As engineer of record for the Project, Contractor is responsible for the preparation of all of the Design Documents for the Plant. All Design Documents requiring certification or seal under Laws shall be certified or sealed by professional engineers licensed and properly qualified to perform such engineering services in all appropriate jurisdictions.
a.	Contractor shall design the Plant to comply with the requirements of this Agreement, applicable Laws and Code and Standards.
b.	Contractor shall prepare all Design Documents including comprehensive drawings and specifications setting forth in detail the requirements for the procurement and construction of the Plant.
          Section 9.2 Design Document Review
a.	The Parties shall establish a review process and agreed turnaround time of ten (10) working days for review and re-submittal of the Design Documents. Contractor shall timely submit the agreed to Design Documents for approval by the Owner in a format approved by Owner.
b.	Any review by Owner of other Design Documents shall be for informational purposes only. Owner’s review shall not relieve Contractor from responsibility for: (i) complying with Agreement; (ii) any errors or omissions in Design Documents; (iii) confirming and correlating all quantities, details and dimensions; (iv) selecting fabrication processes and construction techniques; and (v) performing Work in a safe and workmanlike manner. The Owner’s review of Design Documents shall not be deemed to authorize deviations or substitutions from the requirements of this Agreement.
c.	All drawings shall be prepared in the format and using the agreed to computer aided design software.
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ARTICLE 10. OMITTED INTENTIONALLY
ARTICLE 11. CONSTRUCTION
          Section 11.1 Contractor Responsibilities
a.	Contractor shall procure all materials, Equipment, supplies, consumables, transportation, labor, supervision and other necessary services for the completion of the Project either directly for miscellaneous supplies or materials or as Agent for Owner, whether on or off the Plant Site, that are not expressly specified to be furnished by the Owner.
b.	Contractor shall enter into Subcontracts as Agent for Owner and shall enter into direct contracts with Technical Consultants. Contractor shall be responsible for obtaining from Technical Consultants and Subcontractors procurement, transport, receiving, unloading and safekeeping of all materials and Equipment, construction aids and other things required for the completion of the Project. Contractor shall ensure that operability, maintainability, reliability, quality and compatibility with other systems used in the Plant are significant selection factors in procurement.
c.	If Owner specifies Equipment or materials by name or as products of certain manufacturers, Contractor shall require of the Technical Consultant or Subcontractor that the proper quality and/or type of Equipment or materials is used. Contractor may utilize substitutions of equivalent Equipment or materials only with prior Owner written approval.
d.	Supplier Relationship Agreements (SRA)
Owner understands that Contractor’s subsidiary organization, Fluor Supply Chain Solutions, LLC and/or Fluor Supply Chain Solutions International LLC (either or both referred to as “FSCS”), have negotiated proprietary and confidential Supplier Relationship Agreements (whether entered into by FSCS or any of their respective Affiliates, a “Fluor SRA”) with various strategic suppliers of certain materials, equipment, and services. Such Fluor SRA’s contain favorable pricing and terms and conditions. For Work performed, if either Contractor or Owner procures materials, equipment, or services using Fluor SRA’s, then it is agreed that the quoted prices and terms from such Fluor SRA’s are firm and not subject to audit, however Fluor shall use all reasonable efforts to obtain competitive bids prior to using any Fluor SRA. Notwithstanding any provision herein or in any related agreements to the contrary, neither Contractor nor FSCS shall be subject to audit or adjustment for any volume, cash, trade discounts, refunds, rebates, freight allowances, equalizations, credits, commissions or the like under any Fluor SRA’s or other agreements either may have with any vendor, and any such items shall accrue
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exclusively to the benefit of Contractor or FP. Fluor shall not be obligated to disclose any of the material terms of the Fluor SRAs; provided, however, the specific terms and conditions of the Agreement for this Project shall be provided to Owner. Contractor shall notify and obtain Owner’s approval of any SRA holders on the bid list. Contractor and FP retain the right to communicate with the vendor to notify the vendor of our prime contract rights relating to SRA’s so that the vendor does not have a basis to object to continue to pay SRA volume incentives to FSCS notwithstanding the provisions in the purchase order to the contrary, if any.
f.	Construction Planning: Contractor shall submit a Project Execution Plan for review and approval by Owner.
          Section 11.2 Owner’s Participation
a.	During construction, Contractor shall provide Owner with information which is in its possession related to the selection of third party contractors. If Owner directs a selection of a third party contractor or Subcontractor other than Contractor’s choice, Contractor shall share any information relative to that choice including price differences and adjustments to cost and schedule in accordance with the provisions for change. Owner shall cooperate with Contractor to maintain the Project Schedule.
b.	Owner may stop Work affected by any regulatory, quality or safety concerns
          Section 11.3 Owner Required Activities
a.	Owner is responsible for providing the Plant and removing from the Plant Site any existing materials, machines and systems that are of no value for use in the Plant. Contractor shall immediately notify the Owner if Contractor’s activities identify additional equipment or material that needs to be removed or indicate that some of the existing systems to be removed by Owner should remain at the Plant.
b.	Owner has considerable experience in the enrichment of uranium and expects to perform certain design activities that are directly related to the centrifuge machines, cascade design and the operation of installed Equipment. Contractor agrees to coordinate its design activities in areas related to the centrifuge machines, cascade design and the operation of installed Equipment with the Owner’s engineering staff.
c.	Owner shall provide all utilities and lay down areas as required.
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d.	Owner shall not obstruct Contractor’s Work and shall support the Contractor’s efforts as specified in this Agreement.

e.	Owner shall cooperate with Contractor to provide it timely inputs, reviews, comments and approvals as may be necessary.

f.	Authorized Work Areas— Owner shall obtain site approvals as may be necessary for defined work areas prior to Contractor entering such work areas such that such areas have been evaluated and determined to be available for the work specified to be performed.

g.	Owner is responsible for Configuration Management which includes but is not limited to identification of Boundary Definition Documents (BDD’s); Design Criteria Documents (DCD’s) and System Requirements Documents (SRD’s) and that the existing Structures, Systems and Components (SSC’s) are in compliance with the new design.

h.	Owner is responsible for the license and any other NRC interface including but not limited to license Change Evaluations (CE’s).

i.	Owner is responsible for verifying and certifying that all Work requested by Owner which will be performed by Contractor hereunder is being performed on premises or facilities expressly covered by the GCEP Lease. Owner will provide information and documentation in existence, as reasonably requested by Contractor, to substantiate that Work is being performed on such leased premises or facilities.

j.	Owner is responsible for the DOE leased facilities and any other DOE interface for the lease or for the performance of this scope of work. This includes, but is not limited to, submitting 10 CFR Part 810 Applications and subsequent approvals necessary in order to deal with foreign suppliers / vendors.

k.	Owner is responsible for providing Contractor with current and future

l.	updates to Owner specifications and procedures that affect Contractor’s work.
          Section 11.4 Subcontractors and Technical Consultants
a.	Owner reserves the right to approve prospective Subcontractors and Technical Consultants, such approval shall not be unreasonably withheld. Owner may provide Contractor with a list of Approved
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Subcontractors and Technical Consultants and will notify Contractor if it desires to approve any particular Subcontractor or Technical Consultant. All subcontracting activities with Subcontractors and Contractor’s entering into any Subcontract shall be done on behalf of and as agent for Owner in accordance with the parties’ Limited Agency Agreement (Exhibit D). Contractor shall provide the Owner with information concerning Subcontractors and Technical Consultants as Owner may reasonably request at any time.
b.	Contractor shall use its best efforts in requiring that all Subcontracts contain appropriate flow down provisions as required by Owner which provisions may include: (i) warranties to the Owner and/or its designee with rights to assign by Owner to third parties; (ii) providing for a cancellation charge schedule; (iii) meeting the insurance requirements, as appropriate; (iv) providing for confidentiality and the ownership of Design Documents by the Owner; (v) providing for compliance with applicable Laws and procedures; (vi) clauses containing Sections 19.10 and 19.11 herein that are of the cost-reimbursement, incentive, time-and-materials, labor-hour, or price-redeterminable type, or any combination of these; (vii) inclusion of Article 31 suitably modified to identify the parties, in all subcontracts, regardless of tier that call for the delivery of information or data, the performance of the services or the performance of experimental, developmental, or research work under this Agreement, other than contracts for the supply of off-the-shelf commercial items; (viii) Section 4.5; and (ix) Section 7.6(c). Owner has the right to review all Subcontracts to confirm inclusion of required flow down provisions.
c.	Contractor shall require all Subcontractors and Technical Consultants to adhere to Contractor’s project quality plan and project safety requirements as applicable.
d.	The Contractor shall require that all Subcontractors and Technical Consultants include protection against Conflicts of Interest acceptable to the Owner’s Representative.
e.	Contractor may contract any portion of the Work to any qualified Technical Consultant or affiliates subject to Owner’s review and approval and such approval shall not be unreasonably withheld. Contractor agrees that it shall be fully responsible to Owner for all Work and for the acts and omissions of its Technical Consultants and affiliated entities and of persons directly or indirectly employed by them, as it is for the acts or omissions of persons directly employed by Contractor. Contractor shall be responsible for the Work performed pursuant to this Agreement.
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f.	Protection of Owner. For the purpose of protecting Owner’s interest in all materials, Equipment, tools and supplies with respect to which title has passed to Owner or where Owner has made advance or progress payments but which remain in the possession of another party, Contractor shall require Subcontractors and Technical Consultants to take or cause to be taken all steps reasonably necessary under the laws of the appropriate jurisdiction(s) to protect Owner’s title and to protect Owner against claims by other parties with respect thereto.
          Section 11.5 Procurement Planning Activities
Contractor shall obtain competitive bids for all first-tier Subcontract work or otherwise assure Owner that it has obtained competitive pricing for services and materials. Owner may participate in the procurement process including bid evaluations. Contractor shall provide related information including price, evaluation criteria, methodology and strategy.
All commitments (purchase orders and Subcontracts) will be submitted to USEC Procurement for review and approval in accordance with the Limited Agency Agreement (Exhibit D). All purchase orders and subcontracts exceeding $100,000.00 will be competitively bid with two or more bidders unless sole source justification is established and will be submitted to USEC Procurement for approval.
All Subcontracts shall be done on behalf of and as agent for Owner in accordance with the Limited Agency Agreement (Exhibit D).
          Section 11.6 Customs
Contractor shall assist the Owner and work on behalf of and as the Owner’s agent in obtaining all customs clearances required in connection with obtaining equipment, materials and supplies necessary to complete the Work, including any temporary clearances for construction and testing equipment and other items to be used in the Work.
          Section 11.7 Royalties and License Fees
Acting on behalf of and as Agent for Owner, Contractor, shall obtain all licenses and paying all royalties or licensing fees for Equipment, materials and supplies provided by Contractor or incorporated into the Plant except for Owner furnished Equipment.
          Section 11.8 NRC Support
Contractor shall provide support and assistance to Owner for NRC compliance as reasonably requested by Owner.
          Section 11.9 Coordination
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Contractor shall be responsible for the coordination of the construction Work including the execution of any construction performed by Contractor’s direct hire labor. In coordination with Owner, Contractor shall use reasonable efforts to minimize conflicts among any Subcontractor and Technical Consultants and with any other work being performed at or near the Plant Site. Contractor shall notify Owner of any coordination issues affecting the completion of the Project.
a. Contractor acknowledges that it is aware that the Plant Site is contiguous with areas utilized by the United States Enrichment Corporation, DOE or their contractors and that the performance of certain Work may affect DOE, the United States Enrichment Corporation’s or Owner’s site activities. The Parties agree to work with DOE, United States Enrichment Corporation and their contractors on Plant Site coordination to ensure that they minimize interference to the greatest extent possible. The Parties will establish protocols in advance to allow DOE, Owner, United States Enrichment Corporation and the Contractor to plan for interface and transition points in the Work.
b. Contractor also understands that Owner may have other contractors on the Plant Site who have contracted directly with the Owner and not being managed by Contractor. The Owner shall instruct these other contractors to coordinate their work with Contractor’s work accordingly. Contractor shall notify Owner immediately if another Owner’s contractor does not cooperate.
          Section 11.10 Safety
Contractor shall institute a site safety program for the approval of Owner and in compliance with applicable regulatory requirements. Contractor shall address and use reasonable efforts to mitigate any emergencies or situations that may arise at the Plant Site. Implementation, management and compliance with such safety program shall not relieve Contractor of its contractual obligations.
          Section 11.11 Tools and Equipment
Contractor shall supply all construction equipment and tools and special tools that are required for completion of the Work. Contractor may provide or require third party contractor to provide the necessary equipment and tools to perform their specific scope of work.
          Section 11.12 Unit Cost Reporting
Owner may be required to identify the costs or contract prices of certain units of property for accounting/allocation or regulatory purposes. Contractor agrees to cooperate with Owner to identify such costs.
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          Section 11.13 Project Labor Agreement
Contractor agrees that the Project Labor Agreement provides the terms and conditions related to craft labor and all costs associated with compliance with such agreement shall be a reimbursable cost.
ARTICLE 12. CONSTRUCTION SEQUENCE
          Section 12.1 Mechanical Completion
a.	When Contractor believes Mechanical Completion of a System or the Plant (as the case may be) has been achieved, it shall provide the Owner with Turnover Notice which shall provide sufficient information for Owner to determine whether the requirements for Mechanical Completion of such System or the Plant, as set forth in Exhibit E, have been met. With that Turnover Notice, Contractor shall include its proposed initial draft of the Punch List for the System or the Plant, as applicable.

b.	Within ten (10) business days after receipt of Turnover Notice, Owner shall advise Contractor in writing whether it concurs that the conditions of Mechanical Completion of the System or Plant have been satisfied or which conditions have not been satisfied. If Owner does not respond within ten (10) Business Days, the System or the Plant (as the case may be) will be deemed Mechanically Complete. The date of Mechanical Completion for such System or the Plant shall be the date of the Owner’s written confirmation or ten (10) business days after receipt of the Turnover Notice if Owner fails to respond that Contractor has met all the requirements of Mechanical Completion for such System or the Plant.

c.	The achievement of Mechanical Completion of a System or the Plant shall not relieve Contractor of any of its other obligations under this Agreement, including its obligation to achieve the Mechanical Completion of the Plant or any other System.
          Section 12.2 Turnover
a.	Immediately upon achieving Mechanical Completion of a System or the Plant, Contractor shall assist Owner with Turnover of such System or the Plant, as set forth in Exhibit E. Contractor understands and agrees to cooperate with Owner to ensure that preparation for Turnover is included to the greatest extent possible in the activities between Mechanical Completion of the System or
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the Plant and Turnover. Turnover shall occur within ten (10) business days after the date of Mechanical Completion of a System or the Plant, as applicable, or such other date as agreed to by the Parties. The Parties recognize the necessity of transitioning the Plant to the Owner during Turnover. Towards that end, Contractor agrees to reasonably cooperate with Owner and its representatives. As required in Exhibit A and Exhibit E, Contractor and Owner shall establish Turnover protocols and procedures.

b.	The Parties shall agree on a schedule and protocol to allow Contractor access to complete Work after the Turnover of a System or the Plant. Contractor acknowledges it has taken into consideration the obstacles of completing its Work after a System or the Plant is in commercial operation under control of the Owner.

c.	Pursuant to the protocol established in this Section 12.2 , the Parties shall coordinate the Punch List Work and Warranty Work with the Owner as well as scheduled access for on-going completion Work to allow Contractor to complete any Work remaining to achieve Final Acceptance, as set forth in Exhibit E.

d.	The Parties acknowledge Contractor’s Work performed after Turnover of a System or the Plant may include the requirement for shutdown or reduction in Plant operations. Contractor shall use and comply with Owner’s process with respect to such shut-down. Contractor shall use its best efforts to minimize requests for a shutdown or reduction of the Plant operations and accomplish modification or repair with minimal interference with operation of the remainder of the Plant.
          Section 12.3 Final Acceptance
a.	When Contractor believes it has achieved all requirements for Final Acceptance of the Project, it shall provide the Owner with Final Acceptance Notice, as set forth in Exhibit F. Within ten (10) business days after receipt of Final Acceptance Notice, Owner shall advise Contractor in writing whether it concurs that the requirements of Final Acceptance have been satisfied or which conditions Contractor has failed to satisfy.

b.	The requirements of Final Acceptance of the Plant include achieving Mechanical Completion, completing all Punch List Work, posting warranty period security delivering all documentation including final as-built drawings, operating manuals and spare part listings, system and equipment descriptions, performance and test
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data, engineering calculations, correcting all identified warranty items, providing all Lien waivers and releases, and assigning any remaining warranties to the Owner and other requirements specified in Exhibit A and Exhibit E.

c.	In the event Owner elects to take the care, control and custody of a System or the Plant prior to Mechanical Completion, Owner shall submit such request in writing.
ARTICLE 13. START-UP, COMMISSIONING, TRAINING
          Section 13.1 Services after Turnover
          Section 13.1.1 Additional Services Subject to Change Order
If requested by Owner to be performed as additional services that will be handled through a contract modification pursuant to Article 16 (Changes), Contractor shall provide assistance to Owner’s Commissioning, Start-up and testing activities, including providing support personnel and requiring Subcontractors and Technical Consultants to provide service representatives, construction supervision and craft personnel as required for system adjustments.
          Section 13.1.2 Additional Services as Part of Work
Contractor, at Owner’s request and as Agent of Owner, will purchase spare parts needed during testing with the original equipment or material purchase order, other than for the centrifuge machines. Contractor shall assist the Owner in the design and preparation of the training program for the Equipment and systems and submit to the Owner by no later than the date that is one hundred eighty (180) days before the anticipated Mechanical Completion date of the first System in the Project. Owner will review, comment on, and approve or disapprove such program in writing within forty-five (45) days after such submittal by Contractor. If Owner conditions its approval on reasonable changes to the program submitted by Contractor, then Contractor will effect such changes. Owner shall provide qualified trainers, training materials and facilities for such program.
ARTICLE 14. CONTRACTOR’s TESTING
          Section 14.1 Testing
Testing relating to the Contractor’s scope of Work shall be performed only in accordance with protocols and procedures approved by Owner. Unless otherwise specified in the Project Schedule or Exhibit A, Contractor shall submit draft detailed testing protocol and procedures for Owner’s review and approval at least sixty (60) days prior to any scheduled testing. Owner shall provide its approval or comments on the testing protocol and procedures within thirty (30) days of receipt of Contractor’s draft. In the event Owner provides comments, Contractor shall
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provide Owner with the testing protocols and procedures incorporating Owner’s comments for Owner’s approval within ten (10) Business days of receipt of Owner’s comments.
ARTICLE 15. REPORTING AND MEETINGS
          Section 15.1 Progress Reports
Contractor shall provide monthly progress reports on the progress of the Work, plans of activities being performed, and regularly updated schedules of the Work supplementing the Project Schedule. The Parties shall agree on the content, timing and presentation of monthly reports and any other reasonable reporting required by the Owner.
          Section 15.2 Subcontractor and Technical Consultant Information
Contractor shall obtain, coordinate and submit to Owner’s Representative for its information such details from Subcontractors and Technical Consultants, as are reasonably requested by Owner, regarding progress of the Work.
          Section 15.3 Meetings
Contractor will attend monthly progress meetings with the Owner as well as other periodic meetings during the course of the Work. Contractor will also participate with the Owner in periodic community meetings as may be needed to maintain good community relations and meetings with DOE and NRC as may be required by the Owner.
          Section 15.4 Subcontractor and Technical Consultant Initiative Results
The Parties shall agree on periodic reporting for all major Subcontractor, Technical Consultant and workforce initiatives that are part of this Agreement.
ARTICLE 16. CHANGES
          Section 16.1 Further Refinement, Corrections and Detailing
It is understood and agreed that the Project shall be subject to further refinement, correction and detailing by the Parties from time to time which are not Changes so long as they have no impact on the scope of the Work, the Project Schedule or any other material or substantial obligations of the Contractor.
          Section 16.2 Changes
In the event there are Changes to the Work, the Completion Date, the Key Milestones, the Project Schedule, and other terms and conditions shall be adjusted accordingly, if and to the extent necessary. All Changes shall be authorized by a Change Order and only Owner’s
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Representative may approve Change Orders. Pursuant to Section 16.3(c), Contractor may request a Change Order arising out of circumstances, including but not limited to:
a.	If Owner’s Representative, expressly referring to this Section 16.2, requests in writing for performance of Work in excess of or modifications to Contractor’s Statement of Work, standard work day or work week, or such shorter times as are provided by applicable collective bargaining agreements, or on a holiday customarily observed by Contractor;

b.	The discovery of any subsurface conditions by Contractor after the commencement of the Construction Phase which differ from: (i) those shown in or reasonably inferable from the Agreement (or the documents known), or (ii) those ordinarily encountered herein in the area of the Project Site;

c.	Errors or omissions in or delay in furnishing any Design Criteria or other information to be supplied to Contractor which materially impacts the Project Schedule or the Contractor’s cost;

d.	Delay or suspension of, or interference with Contractor’s Work by Owner or any other person, entity or governmental authority, including without limitation force majeure event; and

e.	Any change in law.
          Section 16.2.1 Changes Resulting in Fixed Fee and Target Cost Adjustments
a.	The Parties agree that any adjustment to the Fixed Fee, as defined in paragraph 2. of Exhibit I, shall occur only in the event the Parties agree to change the Target Cost. The Fixed Fee will be increased or decreased by the amount equal to ***** percent (*****%) of the agreed upon change to Target Cost.

b.	The Parties agree that the Project Target Cost, as defined in paragraph 2. of Exhibit I, shall be adjusted based on the following:
(i)	in the event the agreed upon Target Cost is adjusted by means of Project Change Notice (PCN) to add or reduce the Scope of Work under this Agreement, or

(ii)	any other Change as described in Section 16.2 above or as elsewhere allowed under this Agreement.
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          Section 16.3 Procedure for Changes
a.	In the event either Party seeks a change in the Work, the Party seeking such change shall advise the other Party and the Parties shall then promptly consult concerning the price and Project Schedule impact of implementing the proposed change.

b.	If Owner desires to make a Change, Owner shall submit a Change Order Request to Contractor. Contractor shall promptly review the Change Order Request and notify Owner in writing of the options for implementing the proposed Change and the impact of such options on cost, schedule and performance. As soon as is reasonably practicable, Contractor shall provide Owner with the necessary information related to the proposed Change, including but not limited to, a detailed written estimate of the proposed change, setting forth in detail, a breakdown by labor, Equipment and, if available, a breakdown by trades and work classifications and the effect, if any, of the proposed Change on the Agreement costs, the Key Milestone Dates, the Project Schedule, and warranties. Owner shall review the Contractor’s estimate of the impact of a proposed change with Contractor for the purpose of determining whether to proceed with such change in the Work and, if so, for the purpose of agreeing on the matters set forth therein, including a mutually acceptable adjustment to costs, the Project Schedule, the Completion Date, and warranties, if any, if the proposed Change requires a modification of the Work. Owner may direct Contractor to proceed with such Change prior to the parties’ agreement on the resultant impact which will be mutually agreed upon at a later date, provided that Contractor is paid for all Work performed related to such Change and all associated costs as a result of Owner’s directive.

c.	As soon as Contractor becomes aware of any circumstances which Contractor has reason to believe may necessitate a Change, Contractor shall submit to Owner a Change Order Request which shall include documentation sufficient to enable Owner to determine (i) the factors necessitating the possibility of a Change; (ii) the impact which the Change is likely to have on the cost of Contractor’s performance; (iii) the impact which the Change is likely to have on the Project Schedule; and (iv) such other information which Owner may reasonably request in connection with evaluating such Change. If Owner denies all or a material element of Contractor’s Change Order Request, it shall do so in writing within fifteen (15) Days of Owner’s receipt of the request. Owner shall state the basis of its denial. Contractor may appeal the
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denial in writing if it can present a valid basis for Owner to reconsider its determination within fifteen (15) Days. Owner shall respond to Contractor’s appeal within fifteen (15) Days with its final written decision. At that time, Contractor may elect to trigger the dispute process. Owner shall reimburse Contractor all costs associated with, arising out of or related to any Change to the Work.
          Section 16.4 Undefinitized Orders
In no event, shall Contractor undertake, or be obliged to undertake, a change in the Work until it has received a Change Order signed by Owner. Owner may, but shall not be obligated to, issue a Change Order covering a proposed Change Order Request,
          Section 16.5 Changes Due to Changes in Law/Codes/Government Approvals
Any Change necessitated by any change in Laws, changes in codes and standards, or Government Approvals that become effective after the Effective Date, shall be treated as a Change.
          Section 16.6 Effect of Force Majeure Event
In the event, and to the extent that, a Force Majeure Event affects Contractor’s ability to meet the Project Schedule or increases the cost of the Work, an equitable adjustment in one or more of the Project Schedule or cost of the Work shall be made by agreement of Owner and Contractor in accordance with Section 16.3.
          Section 16.7 Continued Performance Pending Resolution of Disputes
Notwithstanding that Owner and Contractor cannot agree on the effect any Change will have on the cost of the Work or the Project Schedule, or the Key Milestone Dates, Contractor shall proceed with the Change and be paid for all Work performed related to such Change and for all costs associated with such Change. The dispute shall be resolved as provided in Section 16.3(c) promptly following Owner’s execution of the Change Order.
          Section 16.8 Documentation
All claims by Contractor for adjustments to one or more of the cost of the Work, the Key Milestone Dates, or the Project Schedule as a result of Changes under this Article 16 shall be supported by such documentation as is reasonably sufficient for Owner to determine the accuracy thereof, including but not limited to, invoices from Subcontractors and Technical Consultants and Contractor’s man-hour breakdowns.
          Section 16.9 Acceleration of Work
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Owner shall have the right, upon written notice to Contractor, to require that the Work be accelerated by means of overtime, additional crews or additional shifts, or re-sequencing of the Work notwithstanding that the Work is progressing without delay in accordance with the established Project Schedule. Contractor agrees to use all reasonable efforts to perform such acceleration, and Contractor shall be entitled to reimbursement of increased costs (premium portion of overtime pay, additional crew, shift, or equipment costs, and such other items of cost requested by Contractor and approved by Owner in advance of any acceleration (which approval will not be unreasonably withheld)). Contractor shall promptly provide a plan for such acceleration, including his recommendations for the most effective and economical acceleration. Changes in the cost of the Work and the Project Schedule, including without limitation, the Key Milestone Dates, shall be made by issuance of a Change Order.
ARTICLE 17. INTENTIONALLY OMITTED
ARTICLE 18. OWNER INSPECTION
          Section 18.1 Inspection
The Work shall conform to the requirements of this Agreement, and Contractor shall maintain sufficient internal inspection procedures to confirm that such Work so conforms prior to the Mechanical Completion of each System or the Plant. All Work, whether on or off the Plant Site, shall be subject to inspection by the Owner and/or its representatives at reasonable times and places. Any such inspection is for the sole benefit of the Owner and shall not relieve the Contractor of the responsibility for providing quality control measures to assure that the Work strictly complies with the Agreement. Contractor shall furnish all reasonable assistance required by the inspectors. Owner shall have the right to inspect and test all Work provided by Contractor to the extent practicable at all times and places during the term of the Agreement. Owner shall perform inspections and tests in a manner that will not unduly delay the work.
          Section 18.2 Notice for Inspection and Testing
Owner shall give Contractor reasonable Notice of its plan to inspect or test any aspects of the Work. Contractor shall give reasonable Notice to Owner of the time and place when Work will be ready for inspection, examination and testing by Owner before packaging, covering up or putting out of view, including factory tests and factory hold points. Following such Notice by Contractor, Owner’s Technical Representative shall then either carry out the inspection, examination, measurement or testing without unreasonable delay, or notify Contractor that it will not inspect.
          Section 18.3 Contractor Inspection
Owner and its representatives, at the Owner’s expense, shall have the right to be present at any of Contractor’s inspections or tests of the Work. Contractor shall give Owner no less than ten (10) Days prior Notice of scheduled inspection and testing and hold points and shall keep the
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Owner updated as schedules are adjusted. Contractor shall provide inspection and testing reports as described in the project procedures , or as reasonably requested by Owner.
          Section 18.4 Examination and Testing
a.	In addition to any testing, examination or inspection requirements specified in the Agreement, Owner, as part of its inspection and at its own cost, may examine or may require Contractor to examine, inspect and test any materials and workmanship, or check the progress of manufacture of all materials and equipment being supplied. Owner shall cooperate with Contractor so that inspections do not cause any unreasonable delay, interference, or cost increase in the execution of the relevant Work. Any such inspection, examination or testing or waiver of such shall not constitute acceptance or be construed as an approval of such materials and workmanship or in any way affect or reduce Contractor’s obligations to complete the Work in accordance with this Agreement.

b.	If the Owner performs inspections or tests on the premises of Contractor or of a Technical Consultant or Subcontractor, Contractor shall furnish, and shall require each such Technical Consultant or Subcontractor to furnish, all reasonable facilities and assistance for the safe and convenient performance of these inspections or tests.

c.	If any of the Work does not conform to Agreement requirements, Owner may require Contractor to re-perform the Work in conformity with Agreement requirements.

d.	Inspection and testing by Owner shall not relieve Contractor from any responsibility to meet the Agreement requirements.

e.	Inspection and testing by Owner does not constitute acceptance of the Work to be provided under this Agreement. Acceptance of such Work shall be determined by any acceptance procedures set forth elsewhere in this Agreement, or otherwise by Owner’s failure to reject the Work within a reasonable time (but not more than thirty (30) Days) after completion of all Work under this Agreement. Acceptance shall not limit Contractor’s liability under applicable warranties, including the Warranty in Article 21.
ARTICLE 19. COMPENSATION
          Section 19.1 Compensation
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a.	Direct Productive Labor Hour (“DPLH”) means the hours expended by Contractor that are directly attributable to the performance of Work by Contractor for home office and field staff

b.	Owner shall pay Contractor the reimbursable costs listed in Exhibit G for DPLH performed hereunder.

c.	The DPLH rates include all charges for Contractor’s direct labor, labor benefits and burdens, and general and administrative expenses, plus all Taxes. The DPLH rates shall be varied by virtue of a Contractor employee having performed any of the Work on an overtime basis per Exhibit G.

d.	Direct Costs (other than those items included in the DPLH rates or covered by Fluor’s Rate Schedules ) which costs are actually and reasonably incurred by Contractor for supplies and travel necessary for the performance of the Work (“Other Direct Costs” or “ODCs”) shall be reimbursed by Owner per Exhibit G.

e.	Any reimbursement permitted under this Section 19.1 for ODCs shall be paid by the Owner based upon supporting documentation submitted by Contractor in accordance with this Section 19.1(e) and any reimbursement policies provided to Contractor by the Owner. All travel shall utilize the lowest-cost means available through the Fluor Travel Services Group. In the case of domestic air travel, only coach class fares will be used. The Owner reserves the right to purchase air and rail tickets for Contractor.

f.	Direct materials, as used in Section 19.1(d), are those materials which enter directly into the Work, or which are used or consumed directly in connection with the furnishing of the Work. Owner shall pay Contractor the cost of direct materials, as set forth in Exhibit G. Owner shall pay directly, third party contractor’s costs and expenses as set forth in Exhibit G and Exhibit I.

g.	All other Reimbursable costs incurred in the performance of the Work including without limitation those costs set forth in Exhibit G.

h.	Owner shall pay Contractor a fee (the “Fee”) in accordance with Exhibit I.

i.	Contactor will supply revised Fluor Rate Schedules for use under this Contract when updates are issued from time to time.
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          Section 19.2 Invoices
Contractor shall submit an invoice each week for Work performed to include the ODCs and all reimbursable costs per Exhibit G and the portion of Fee outlined in Exhibit I. All invoices with supporting documentation shall be sent to the Owner’s Representative at the address provided herein. Supporting documentation shall include a breakdown, expressed in DPLH, of the time spent on this Contract including: (a) the names of persons whose labor hours are being billed to the Owner, (b) the numbers of hours worked by each person during the week being invoiced and (c) the labor category and the DPLH rate for such Work. Without notifying Owner, Contractor invoices shall not be submitted for amounts in excess of the approved Budget Amount for a T-Code as described below in Section 19.3.
          Section 19.3 Payment
The Owner shall provisionally pay Contractor for DPLHs (including fractional parts of an hour to be paid on a prorated basis) performed and ODCs incurred in the performance of the Work covered by the invoice, reimbursable costs and Fees by electronic fund transfer within three (3) Business Days of the receipt of a satisfactory invoice to the extent that Contractor has not been previously paid therefore. Any identified corrections in an invoice will be reconciled in a subsequent invoice.
Each year Contractor shall develop a Budget Amount with respect to the Work broken down by T-code. Contractor is not obligated to perform the Work for the Budget Amount, but when necessary, Contractor shall advise Owner of needed adjustments to the Budget Amount by T-Code to ensure there is sufficient funding to cover the expenditures by T-Code. Contractor shall notify Owner prior to exceeding the Budget Amount and Owner shall inform Contractor whether to stop work or to provide additional funding. Expenditures above the Budget Amount must be approved by Owner prior to invoicing for any costs above the Budget Amount for the applicable T-Code.
     Contractor shall furnish with each Invoice a waiver and release of liens and security interest to the extent of the payment received by Contractor in respect of the immediately preceding Invoice in the form of Exhibit J hereto for itself and, for each Technical Consultant together with any other such forms or documents as required by Owner or Owner’s Lenders in order to assure an effective release of mechanics’ or materialmen’s liens and all other claims or encumbrances, legal or equitable for such previous payments, or for any Work performed under this Agreement, in compliance with the laws of the State of Ohio.
          Section 19.4 Interest
Three (3) Days after receipt of an acceptable invoice and supporting documentation in the manner, detail and at the time herein required, Owner shall make payment to Contractor of the amount requested in the invoice less any disputed amount. Owner shall notify Contractor that it disputes all or a portion of such invoice. If Owner improperly withholds any amount, payment of such amount shall be made by Owner no later than ten (10) Days after determination that
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such amount was improperly withheld, together with interest on such amount at the Prime Rate as from the date such payment should have been made.
          Section 19.5 Deficient Requests for Payment
It is understood and agreed by Contractor and Owner that any invoice which is nonconforming, incomplete or inaccurate or which lacks the detail, specificity or supporting documentation required by this Article 19 shall not, to the extent of such deficiency, constitute a valid and proper invoice, and Owner shall not have any obligation to make payment of amounts in respect of which such invoice was deficient until Contractor shall have resubmitted said invoice, to the extent of such deficiency, in proper form.
          Section 19.6 Payment Processing
a.	Funding and Payments Each payment made pursuant to an invoice shall be paid directly to Contractor. Such payment shall be wire-transferred to the following account for the Contractor:
WELLS FARGO BANK
SAN FRANCISCO, CA
ABA NO.: *****
ACCOUNT NO.: *****
ACCOUNT NAME: FLUOR ENTERPRISES, INC.
REF:
                     (Invoice Number)
b.	Contractor may designate a different bank or account by Notice to Owner given not less than 30 (thirty) Days prior written Notice from Contractor.
If the date for any payment called for under this Agreement should fall on a day that is not a Business Day, then Owner shall make the payment on the next succeeding date which is a Business Day.
          Section 19.7 Overpayment
To the extent any payment to the Contractor is later determined to have been over paid, such over payment will be refunded to the Owner within 30 Days of such determination together with interest thereon at the Prime Rate calculated from the date of receipt of the over payment.
          Section 19.8 Payment or Use Not Acceptance
No payment to Contractor or any use of the Project by Owner or any assignee of either of them shall constitute an acceptance of any of the Work or relieve Contractor of any of its obligations or liabilities under this Agreement.
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          Section 19.9 Payments to Owner
To the extent that the Owner has not received credit for any payments due to the Owner by the Contractor as provided for by Section 19.7, and has not offset such amounts in its payments to the Contractor as provided for by Section 19.7, the Owner will submit to the Contractor, not more frequently than monthly, a detailed invoice for all payments due to the Owner under this Agreement that have not been paid by the Contractor. Contractor shall make the invoiced payment by electronic funds transfer or wire transfer, as specified in writing on no less than thirty (30) Days after receipt of the Owner’s invoice. If Contractor in good faith disputes any such payment request, it will provide the Owner a written explanation of the basis for the dispute and will make timely payment of all undisputed charges. To the extent any disputed payment is later determined to be properly due and payable, the amount not paid will be paid fifteen (15) Days after such determination, together with interest thereon at the Prime Rate covering the period between the due date and the date this payment is received by Owner.
          Section 19.10 Taxes
a.	Contractor Taxes

Contractor is responsible for the payment of its own Taxes, and except for certain Sales Taxes, Owner shall not pay Contractor additional compensation for Taxes. When reasonably documented, the Owner shall pay to Contractor or Subcontractor(s), as additional compensation, any Sales Taxes which Contractor or Subcontractor(s) are obligated by law to pay on their purchases of materials included in all Work items accepted by the Owner. including any assessments imposed on Contractor related to the State of Ohio not allowing Contractor’s “good faith” acceptance of Owner’s Sales Tax Certification and resulting Ohio sales and use tax liability procedures referenced in Section 19.10 (b) ii. Notwithstanding the foregoing to the contrary, however, Work items and materials do not mean equipment, tools, supplies, fuel, lubricants, cutting and welding gases, energy or other property purchased, leased, or rented, or employment services or other taxable services consumed by Contractor while performing their contractual obligations and are not intended at the time of purchase to be transferred to Owner as Work items, and Sales Taxes thereon shall not be paid by Owner to Contractor as additional compensation.

b.	Sales Tax Accounting and Compliance
i.	Contractor will work with Owner to identify those Work items that will constitute, upon completion, real property and tangible personal property for Sales Tax purposes. Owner and Contractor will determine the appropriate Sales Tax treatment of such Work items and ensure that accurate accounting is undertaken to support tax compliance.
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Unless otherwise provided elsewhere in this Agreement, Contractor will purchase materials and services as Agent for Owner. Owner is the taxpayer liable for paying Sales Tax on such material. This does not prohibit Contractor or Subcontractor(s) from seeking reimbursement of Sales Taxes paid on materials incorporated into real property which becomes part of Work items as provided in this Section 19.10.

In cases where title to or possession of Work items pass to the Owner as tangible personal property, Owner is the taxpayer liable for paying any applicable Sales Tax. Any Sales Tax for which Owner is liable to pay shall be paid, to the extent practicable and lawful, by Owner directly to Ohio under a direct pay permit. As such, Contractor agrees that the prices, fees, charges (including expenses for which Contractor seeks reimbursement) or any other consideration to be paid by Owner for Work items that pass to Owner as tangible personal property shall not include any Sales Tax.

ii.	Sales Tax Certification. Owner, in its sole discretion, may certify in accordance with Ohio law that all or a portion of the Work will constitute tangible personal property for Sales Tax purposes. Owner shall notify Contractor in writing of its intent to so certify the Work and shall ensure certificate forms in accordance with applicable laws are completed and forwarded to Contractor. To the extent that Owner certifies the Work will constitute tangible personal property and Contractor or Subcontractor(s) pays Sales Tax on such Work, Sales Tax shall not be paid by Owner to Contractor or Subcontractor(s) as additional compensation unless required to be paid by the applicable Tax authorities.

Owner and Contractor understand that such certification may alter Sales Tax accounting and compliance procedures referenced in the preceding subsection. In the event the Owner elects to so certify the Work, Owner and Contractor shall memorialize in writing their understanding of the new Sales Tax responsibilities arising as a result of the certification. At the request of Contractor, Owner shall use its best efforts to secure written guidance from the Ohio Department of Taxation approving such accounting and compliance procedures. Contractor and Subcontractor(s) shall take any reasonable steps required by Owner to provide cost and accounting information and to otherwise support Owner’s decision to certify the Work.
c.	Cost Segregation. For purposes of facilitating the administration of the foregoing, Contractor and Subcontractor(s) shall work with Owner to separate charges in a reasonable fashion between real property and tangible personal property.

d.	Minimize Taxes. Contractor and Subcontractor(s) shall take any steps reasonably requested by the Owner to lawfully minimize the Owner’s liability for taxes, including, but not limited to, facilitating discussions with Contractor’s and Subcontractor’s employees,
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providing access to drawings and other construction related documents and providing documentation to support costs incurred.
          Section 19.11 Examination of Costs
Owner’s Representative or an authorized representative of the Owner’s Representative shall have the right to examine and audit all of Contractor’s records and other evidence sufficient to reflect properly all costs or costs claimed to have been incurred or anticipated to be incurred directly or indirectly in performance of this Agreement for which reimbursement is sought or paid. This right of examination shall include inspection at all reasonable times of Contractor’s facilities, or parts of them, engaged in performing this Agreement. Owner’s audit rights shall not extend to the make-up of any lump sum amounts, unit rates, or fixed percentages as set forth in Exhibit G except to the extent necessary to properly prepare and pay taxes or to support or defend its tax payments, returns or claims.
ARTICLE 20. Limitation of Funds
          Section 20.1 Incremental Funding
a. Total funds in the amount of ***** obligated herewith and made available for payment of allowable cost incurred from the effective date of this Contract through the period estimated to end December 31, 2012. The Parties contemplate that Owner will allot additional funds incrementally to this Contract. Contractor agrees to perform, or have performed, Work on this Contract up to the point at which the total amount paid and payable by Owner under this Contract and any Subcontracts approximates but does not exceed the total amount specified in this Section 20.1. Contractor shall notify the Buyer in writing whenever it has reason to believe that the costs it expects to incur under this Contract in the next 60 days, when added to all costs previously incurred, will exceed 75 percent of the total amount allotted to this Contract by Owner. Contractor shall include in this notification the estimated amount of additional funds, if any, required to continue timely performance under this Contract.
b. Except as provided in Section 20.1 (c):
(1) The Owner is not obligated to reimburse the Contractor for costs incurred in excess of the total amount allotted by the Owner to this Contract; and
(2) The Contractor is not obligated to continue performance under this contract (including actions under the Termination clause of this contract) or otherwise incur costs in excess of the amount then allotted to the Contract by the Owner.
c. The limitation in Section 20.1 shall not apply to:
i.	The proceeds of project specific insurance obtained (or required to be maintained) by Owner under this Contract;

ii.	Owner’s indemnity obligations under Section 26.2;
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iii.	Owner’s indemnity obligations for Proprietary Information and Intellectual Property under Article 31; and

iv.	Any case of fraud, deliberate default, gross negligence or willful misconduct by Owner.
ARTICLE 21. WARRANTY
          Section 21.1 In General
Contractor warrants (the “Warranty”) as follows:
a.	That the Work performed under this Agreement shall be performed in accordance with Good Engineering Practices, generally accepted applicable Codes and Standards, skill, diligence and competence applicable to engineering and construction and project management practices, all Governmental Approvals, applicable Laws and the Quality Control and Inspection Program;

b.	That the Plant shall be designed in compliance with the SOW and Exhibit A;

c.	That Contractor shall use all reasonable efforts to complete the Work by the Scheduled Mechanical Completion Date and such Work shall be performed in compliance with all Laws and Government Approvals; and

d.	Upon proper payment by Owner to Contractor, that title to all work, materials, supplies and Equipment provided hereunder shall pass to Owner free and clear of all liens, claims, security interests and other encumbrances, and that none of such work, materials, supplies or Equipment shall be acquired by Contractor subject to any agreement under which a security interest or other lien or encumbrance is retained by any Person.
          Section 21.2 Warranty Period
a.	Contractor warrants that the Work will meet the standards of care set forth in Section 21.1 for the period of one (1) year from Mechanical Completion of the Plant, or in the case of a termination for convenience under Article 27 or a termination for default under Article 28 for a period of one (1) year from the date of such termination, (the “Warranty Period”). All Work performed and all Equipment furnished under this Agreement shall conform in all respects to the requirements of this Agreement and be free from
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material Defects or Deficiencies. If Contractor is terminated pursuant to Article 27 or 28, the Warranty shall only apply to the portion of the Work completed by Contractor. All Work which does not conform to these standards shall be considered faulty or defective and Contractor agrees to correct such Work and be paid for such Work in accordance with Article 19. Except as provided in this Section, all costs incurred by Contractor in performing such corrective services during the Warranty Period shall be reimbursable under Article 19, but no Fee shall be paid on such corrective services. Contractor shall re-perform any Work resulting from any Defects or Deficiencies its Work resulting from Contractor’s gross negligence or willful conduct, at its sole expense and such costs shall not be reimbursable under Article 19, and no Fee shall be paid on such corrective Work.

b.	Contractor agrees to make reasonable efforts to obtain from the respective manufacturers, Subcontractors and third party contractors of major Equipment, at the Owner’s request, warranties for a period of one (1) year after Mechanical Completion. Such warranties shall obligate the respective manufacturers to refurnish, remove and replace nonconforming or defective Work or Equipment in substantially the same manner and on terms and conditions substantially similar to those contained herein. All manufacturers’ warranties obtained as the agent of Owner shall be for the benefit of Owner. Contractor has no liability or responsibility for manufacturers’, Subcontractors’ or third party contractors’ warranties.

c.	Neither any final certificate nor Final Payment nor any provision in this Agreement shall relieve Contractor of responsibility for Work not conforming to Contractor’s Warranties and, unless specified, Contractor shall, remedy all Work not conforming to Contractor’s Warranties which shall appear during the Warranty Period. If, after expiration of the Warranty Period, any other Work not conforming to Contractor’s Warranties appears, Contractor shall provide all existing diagnostic design and engineering data and reasonable ancillary technical assistance and data support.

d.	Contractor shall, at all times during the Warranty Period maintain sufficient personnel to respond promptly to Owner’s request for specific diagnostic or warranty work. At any reasonable time during the Warranty Period, Contractor shall promptly perform such test, inspection or other diagnostic services as may be reasonably requested by Owner as a reimbursable cost.
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do so (i) in good faith coordination with Owner’s schedule of operations so as to minimize any adverse effect on the operations of Plant, and (ii) in accordance with the Warranty Procedures set forth in herein.
          Section 21.3 Subcontractor Warranties
Contractor shall be responsible for assisting Owner during the Warranty Period in the enforcement of any Subcontractor representation, warranty or guarantee actually obtained .
          Section 21.4 Limitation of Liability for Warranty
EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, CONTRACTOR DOES NOT MAKE ANY OTHER EXPRESS WARRANTIES OR REPRESENTATIONS, OR ANY IMPLIED WARRANTIES OR REPRESENTATIONS, OF ANY KIND WHATEVER RELATING EITHER TO THIS AGREEMENT OR THE SERVICES, EQUIPMENT OR MATERIALS TO BE SUPPLIED BY CONTRACTOR UNDER THIS AGREEMENT OR TO THE FACILITY, INCLUDING (WITHOUT LIMITATION) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL SUCH OTHER WARRANTIES AND REPRESENTATIONS ARE HEREBY DISCLAIMED. FROM AND AFTER FINAL ACCEPTANCE, THE REMEDIES STATED ABOVE IN THIS ARTICLE CONSTITUTE THE EXCLUSIVE REMEDIES FOR CLAIMS, EXCEPT AS TO TITLE, BASED ON DEFECTS IN, OR FAILURE OR NONCONFORMANCE OF, PRODUCTS OR SERVICES PROVIDED UNDER THIS AGREEMENT.
          Section 21.5 Additional Testing
During the Warranty Period, Owner may require Contractor to conduct any appropriate additional tests to demonstrate that Equipment subjected to a remedy under any warranty has been effectively remedied.
ARTICLE 22. LIMITATION OF LIABILITY
          Section 22.1 Limitation
Except as provided in Section 22.2, to the fullest extent permitted by law, the cumulative maximum liability of Contractor to Owner with respect to claims and costs arising out of or incurred in connection with the Work or arising out of the performance or non-performance of the Work, whether based on contract, tort, equity or otherwise, including negligence, warranty or strict liability shall not exceed a maximum aggregate amount of *****. In the event of termination, Owner’s liability (except third-party indemnity) shall not exceed the liability set forth in Section 27 (Termination For Convenience).
          Section 22.2 Exclusions
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The limitation in Section 22.1 shall not apply to:
a.	The proceeds of project specific insurance obtained (or required to be maintained) by Contractor in accordance with Article 25;

b.	Contractor’s indemnity obligations under Article 26.1;

c.	Contractor’s indemnity obligations for Proprietary Information and Intellectual Property under Article 31;

d.	Any case of fraud, deliberate default, gross negligence or willful misconduct by Contractor.
ARTICLE 23. CONSEQUENTIAL DAMAGES
NEITHER OWNER, CONTRACTOR OR SUBCONTRACTORS OF ANY TIER, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES OR AGENTS SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL LOSSES OR DAMAGES OR PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING COSTS OF PURCHASE OF REPLACEMENT ENRICHED URANIUM, LOSS OF USE OR LOSS OF PROFIT OR OPPORTUNITY. OWNER AND CONTRACTOR EACH HEREBY RELEASE EACH OTHER AND THEIR SUBCONTRACTORS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS FROM ANY SUCH LIABILITY. THE LIMITATION ON LIABILITY AND INDEMNIFICATION PROVISIONS OF THIS AGREEMENT SHALL APPLY TO THE FULLEST EXTENT OF THE LAW, WHETHER IN CONTRACT, STATUTE, TORT (SUCH AS NEGLIGENCE), OR OTHERWISE AND SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.
ARTICLE 24. FURNISHED PROPERTY
          Section 24.1 Use of Owner’s Property
The Owner may provide to the Contractor property owned or controlled by the Owner (“Furnished Property”). Furnished Property shall be used only for the performance of the Work. Title to Furnished Property shall not pass to the Contractor.
          Section 24.2 Markings
The Contractor shall clearly mark (if not so marked) all Furnished Property to show that it is Furnished Property. The Contractor, as part of the Work, shall (i) provide approved storage facilities for Furnished Property and (ii) provide receipts for, and store all such Furnished Property. If such items are already in storage, the Contractor shall take custody of them when directed by the Owner’s Representative or his designee. The Contractor shall check, account
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and care for, and protect such items in accordance with good commercial practice and in the same manner as if such items were to be furnished by the Contractor under this Agreement.
          Section 24.3 Care, Custody and Control
     In the performance of the Work, the Contractor shall promptly notify the Owner of, any loss or destruction of or damage to, Furnished Property.
          Section 24.4 Disposal
At the Owner’s Representative’s request or his designee but no later than completion or termination of this Agreement, the Contractor shall submit in a form acceptable to the Owner’s Representative, inventory lists of Furnished Property and shall deliver or make such other disposal of Furnished Property as may be directed by the Owner’s Representative.
          Section 24.5 Damage to Furnished Property
Except to the extent covered by the scope and limits of the project specific insurance as set forth in Article 25 , Owner shall assume and at its election insure all risk of loss or damage to any existing facilities and indemnify Contractor against claims by the DOE as a result of damage to Furnished Property. Owner waives its recovery rights against the Contractor for any loss or damage rising from risks assumed hereunder and agrees to obtain a waiver of subrogation rights of its insurers against the Contractor for any such loss or damage.
ARTICLE 25. INSURANCE
          Section 25.1 Minimum Insurance
During the term of this Agreement, Contractor shall maintain the kinds and amounts of insurance specified in this Article 25.
               Section 25.1.1 Worker’s Compensation Insurance, including occupational illness or disease coverage, in accordance with the laws of the nation, state, territory or province having jurisdiction over Contractor’s employees and Employer’s Liability Insurance with a limit of $1,000,000 per accident and, for bodily injury by disease, $1,000,000 per employee, and a $1 million policy limit. Ohio’s Worker’s Compensation shall be supplemented with Stop Gap Liability Insurance coverage of $1 million. Contractor shall flow down to its Technical Consultants and to Subcontractors insurance requirements in 25.1.1.
               Section 25.1.2 Commercial General Liability Insurance (“Occurrence Form”) with a minimum combined single limit of liability of $2,000,000 each occurrence for bodily injury and property damage; with a limit of liability of $2,000,000 each person for personal and advertising injury liability. Such policy shall have an aggregate products/completed operations liability limit of
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$2,000,000 and a general aggregate limit of $2,000,000. The products/completed operations liability coverage shall be maintained in full force and effect for two (2) years following completion of Contractor’s services.
               25.1.3 Automobile Liability Insurance covering use of all owned, non-owned and hired automobiles with a minimum combined single limit of liability for bodily injury and property damage of $2,000,000 per occurrence.
               25.1.4 If Contractor will utilize tools or equipment in the performance of its services under the Contract, Equipment Floater Insurance (Tools and Equipment Insurance) covering physical damage to or loss of all major tools and equipment, construction office trailers and their contents, and vehicles for which Contractor is responsible, throughout the course of the Work.
               25.1.5 Umbrella Liability Insurance providing coverage limits in excess of that required in Subsections 25.1.1. Employers Liability, 25.1.2 General Liability and 25.1.3 Automobile Liability with a combined single limit of liability of $10,000,000 per occurrence.
               25.1.6 “All-Risk” Builder’s Risk Insurance: Notwithstanding anything in this Contract to the contrary, Owner hereby assumes all risk of loss or damage to any property of Owner, including without limitation, any items furnished or materials procured by Contractor which are or were intended to be incorporated into the completed Work or Project, whether during inland transit, stored on-site, or otherwise which were procured as part of the performance of Contractor’s scope of Work. Owner may insure or self-insure such risk of such property whether such property is in the course inland transit, while in temporary storage either on or off-site, while awaiting installation, while in the course of construction or otherwise. Such insurance, if any, provided by Owner shall not cover Contractor’s tools, equipment, personal property, temporary works, or other items that are not to become part of the completed Work or Project. Owner shall be responsible for all deductible amounts of such insurance and, along with its property insurance carrier(s), waive their rights of subrogation against the Contractor.
          Section 25.2 Certifications of Insurance
Upon demand by the Owner’s Representative, Contractor shall provide written evidence of all insurance policies required under this Article 25 by providing Certificates of Insurance. Contractor shall upon award of this Contract, and prior to the commencement of any Work at or on an Owner facility, provide the Owner’s Representative with Certificates of Insurance for all policies required under this Article or a written certification that all required insurance has been obtained. This certification shall apply to Contractor Technical Consultants and all Subcontractors working at or on an Owner facility. Contractor, Technical Consultants and any subcontractors shall maintain copies of all required insurance policies/certificates of insurance at the site of Work when Work is being performed at or on an Owner facility.
          Section 25.3 Insurance Flow Down
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Contractor shall require that the substance of this Article 25 be inserted in all contracts with Technical Consultants and all Subcontracts for the performance of Work (in whole or in part) where (i) the price to be paid under the contract or Subcontract is expected to exceed $100,000 (or, if an indefinite quantity type contract, purchases under the subcontract could exceed $100,000) or (ii) the Work is to be performed at or on an Owner facility. Such provision shall require Technical Consultants and Subcontractors to provide and maintain the insurances required above.
          Section 25.4 Other Insurance
Contractor may purchase at its own expense such additional or other insurance protection as it may deem necessary. Maintenance of the required minimum insurance protection does not relieve Contractor of responsibility for any losses covered by the above required policies, nor entitle Contractor to reimbursement of insurance-related costs, except as specifically agreed by the Owner’s Representative.
          Section 25.5 Nuclear Liability Protection
As described in Section 25.6, Owner has obtained an agreement of indemnification to protect Contractor against Public Liability (as defined in 42 U.S.C. 2014(w)) for such facility under Section 170.
a.	Except as provided in Section 25.6(c), in the event the agreement of indemnification or nuclear liability insurance described in Section 25.6) expires or is terminated or is not available for a facility constructed in the Construction Phase or in utilizing any Deliverable or design that Contractor creates for Owner prior to Construction under this Agreement, then Owner shall indemnify, defend and hold Contractor harmless from Public Liability in the same amount and to the same extent provided in Section 170 of the Atomic Energy Act of 1954 or the nuclear liability insurance as required by the NRC.

b.	In the event that the nuclear liability protection system contemplated by Section 170 of the AEA, is repealed, changed or terminated, Owner shall maintain in effect during the period of Plant operation, insurance or self-insurance or such other indemnity plan as may be available which will provide Contractor with no less protection than would have been provided in Section 170 of the Atomic Energy Act of 1954 or the nuclear liability insurance as required by the NRC.

c.	Owner represents that in addition to the indemnity agreement described in Section 25.6 for GCEP there are indemnity agreements, entered into by the Owner with DOE under the authority of Section 170 of the AEA for the areas leased by Owner from DOE at PORTS and the Paducah, Kentucky Gaseous Diffusion Plant, and for the K-
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1600 facility at the East Tennessee Technology Park in Oak Ridge Tennessee. Under such indemnity agreements, DOE has indemnified Owner and other persons indemnified under the AEA including Contracts against claims for Public Liability brought against them arising out of, or in connection with, activities under Owner’s lease of the two above referenced gaseous diffusion plants, or K-1600 facility from DOE. The indemnity applies to covered nuclear incidents which (a) take place at one of the two above referenced gaseous diffusion plants, or the K-1600 facility arising out of, or in connection with, activities under the lease; or (b) occur during uninterrupted transportation within the U.S. of source, special nuclear or byproduct material (all as defined under Section 11 of the AEA), to or from such facilities in connection with or arising out of, activities under the lease. The obligation of the DOE to indemnify is subject to the conditions stated in the indemnity agreement and the AEA.

d.	This Section 25.5 shall survive any termination, expiration or cancellation of this Contract, as well as the completion of work, and shall apply notwithstanding any other provision of this or any other contract between the Parties.
          Section 25.6 Price-Anderson Indemnification
Owner represents that the below language is in its GCEP Lease agreement with the Department of Energy and that Owner has the authority to pass such indemnification protection to Contractor for Contractor’s benefit.
a.	Authority. This Paragraph is incorporated into this Contract pursuant to the Lease agreement (the “GCEP Lease”) between Owner and the Department of Energy (the “Department”).

(b)	Definitions. The definitions set out in the Atomic Energy Act of 1954, as amended (the “Act”) shall apply to this Paragraph.

(c)	Financial protection. Owner shall obtain and maintain, at its expense, financial protection to cover public liabilty, as described in paragraph (d)(2) below in such amount and of such type as is commercially available at commercially reasonable rates, terms and conditions, provided that in the event the Nuclear Regulatory Commission (NRC) grants a license for a uranium enrichment facility not located on federally-owned property, the amount is no more than the amount required by the NRC for the other facility. Owner shall name Contractor as an additional named insured on such insurance and will provide evidence of such insurance as reasonably requested by Contractor.

(d)	Indemnification.
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(1)	To the extent that Owner and other persons indemnified are not compensated by any financial protection required by paragraph (c), the Department and Owner will indemnify Contractor and other persons indemnified up to the full amount authorized by Section 170 of the Act against (i) claims for public liability as described in subparagraph (d)(2) of this Paragraph; and (ii) such legal costs of Contractor and other persons indemnified as are approved by Owner.

(2)	The public liability referred to in subparagraph (d)(1) of this Paragraph is public liability as defined in the Act which (i) arises out of or in connection with the activities under the GCEP Lease, including transportation; and (ii) arises out of or results from a nuclear incident or precautionary evacuation, as those terms are defined in the Act.
(e)	Waiver of Defenses.
(1)	In the event of a nuclear incident, as defined in the Act, arising out of nucler waste activities, as defined in the Act, the Contractor, on behalf of itself and other persons indemnified, agrees to waive any issue or defense as to charitable or governmental immunity.

(2)	In the event of an extraordinary nuclear occurrence which:
(i)	arises out of, results from or occurs in the course of the construction, possession or operation of a production or utilization facility; or

(ii)	arises out of, results from, or occurs in the course of transportation of source material, by-product material, or special nuclear material to or from a production or utilization facility; or

(iii)	arises out of or results from the possession, operation, or use by the Contractor or a subcontrator of a device utilizing special nuclear material or by-product material, during the course of the GCEP Lease activity; or

(iv)	arises out of , results from, or occurs in the course of nuclear waste activities, the Contractor, on behalf of itself and other persons indemnified, agrees to waive:
(A)	Any issue or defense as to the conduct of the claimant (including the conduct of persons through whom the claimant derives its cause of action) or the fault of persons indemnified, including, but not limited to:
1.	Negligence;

2.	Contributory negligence;
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3.	Assumption of risk; or

4.	Unforeseen intervening causes, whether involving the conduct of a third person or an act of God;
(B)	Any issue or defense as to charitable or governmental immunity; and

(C)	Any issue or defense based on any statute of limitations, if suit is instituted within (3) three years from the date on which the claimant first knew, or reasonably could have known, of his injury or damage and the cause thereof. The waiver of any such issue or defense shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action. The waiver shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified.
(v)	The term extraordinary nuclear occurrence means an event which the Department has determined to be an extraordinary nuclear occurrence as defined in the Act. A determination of whether or not there has been an extraordinary nuclear occurrence will be made in accordance with the procedures in 10 CFR Part 840.

(vi)	For the purposes of that determination, “offsite” as that tem is used in 10 CFR Part 840 means away from “the contract location” which phrase means any Department facility, installation, or site at which activity under the GCEP Lease is being carried on, and any Owner-owned or — controlled facility, installation or site at which Owner is engaged in the performance of activity under the GCEP Lease.
(3)	The waivers set forth above:
(i)	Shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action;

(ii)	Shall be judicially enforceable in accordance with their terms by the claimant against the person indemniified;

(iii)	Shall not preclude a defense based upon a failure to take reasonable steps to mitigate damages;

(iv)	Shall not apply to injury or damage to a claimant or to a claimant’s property which is intentionally sustained by the claimant or which results from a nuclear incident intentionally and wrongfully caused by the claimant;
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(v)	Shall not apply to injury to a claimant who is emplyeed at the site of and in connection with the activity where the nuclear incident of extraordinary nuclear occurrence takes place, if benefits therefore are either payable or required to be provided under any workmen’s compensation or occupation disease law;

(vi)	Shall not apply to any claim resulting from a nuclear incident occurring outside the United States;

(vii)	Shall be effective only with respect to those obligations set forth in this Section and in insurance policies, contracts or other proof of financial protection; and

(viii)	Shall not apply to, or prejudice the prosecution or defense of, any claim or portion of claim which is not within the protection afforded under (A) the limit of liability provisions under subsection 170e. of the Act, or (B) the terms of the GCEP Lease and the terms of insurance policies, contracts, or other proof of financial protection.
(f)	Notification and Litigation of Claims. The Contractor shall give immediate written notice to Owner and the Department of any known action or claim filed or made against the Contractor or other person indemnified for public liability as defined in paragraph (d)(2). Except as otherwise directed by Owner or the Department, the Contractor shall furnish promptly to Owner and the Department, copies of all pertinent papers received by the Contractor or filed with respect to such actions or claims. Owner and the Department shall have the right to, and may collaborate with, the Contractor and any other person indemnified in the settlement or defense of any action or claim and shall have the right to (1) require the prior approval of Owner and the Department for the payment of any claim that Owner or Department may be required to indemnify hereunder; and (2) appear through the Attorney General on behalf of the Contrctor or other person indemnified in any action brought upon any claim that the Department may be required to indemnify hereunder, take charge of such action, and settle or defend any such action. If the settlement or defense of any such action or claim is undertaken by the Department, the Contractor or other person indemnified shall furnish all reasonable assistance in effecting a settlement or asserting a defense.

(g)	Continuity of the Department’s Obligations. The obligations of the Department under this Paragraph shall not be affected by any failure on the part of Owner to fulfilll its obligation under this GCEP Lease and shall be unaffected by the death, disability, or termination of the existence of Owner, or by the completion, termination or expiration of the GCEP Lease.

(h)	Effect of other Clauses. The provisions of this Paragraph shall not be limited in any way by, and shall be interpreted without reference to, any other clause of the GCEP Lease provided, however, that this Paragraph shall be subject to any provisions that are
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later added to the GECP Lease as required by applicable Federal law, including statutes, executive orders and regulations, to be inclded in Nuclear Hazards Indemnity Agreements.

(i)	Inclusion in Contracts. This paragraph shall not be applicable to this Contract if the Contractor is subject to Nuclear Regulatory Commmission (NRC) financial protection requirements udner Section 170b. for the Act or NRC agreements of indemnification under Sections 180c. or k. of the Act for the activities under the Contract.

(j)	Relationship to General Indemnity. To the extent that the Contractor is compensated by any financial protection, or is indemnified pursuant to this Paragraph, or is effectively relieved of public liability by an order or orders limiting same, pursuant to 170e of the Act, the provisions of Article V of the GCEP Lease with respect to indemnification of Owner shall not apply but only to such extent.
ARTICLE 26. INDEMNIFICATION
          Section 26.1 Contractor Indemnity
a.	To the extent covered by the scope and limits of the project specific insurance specified to be purchased by Contractor in Article 25, Contractor does hereby assume liability for, and does hereby agree to indemnify, protect, save and hold harmless Owner, Lender, DOE and each of their respective employees, affiliates, successors, assigns, agents, officers and directors, and anyone else acting for or on behalf of any of the foregoing Persons (collectively “Indemnified Persons” and each, an “Indemnified Person”) from and against any and all liabilities (including but not limited to liabilities arising out of the application of the doctrine of strict liability), obligations, losses, damages, royalties, penalties, claims, actions, suits, judgments, costs, expenses and disbursements, whether any of the foregoing be founded or unfounded (including, but not limited to, fines, court costs, legal fees and expenses and costs of investigation), of whatsoever kind and nature arising out of property damage loss that may be imposed on, suffered or incurred by or asserted against any Indemnified Person and in any way relating to or arising out of the negligent acts or omissions of Contractor or its Technical Consultants. Notwithstanding the foregoing, Contractor shall not be responsible for any loss or portion thereof to the extent attributable to the negligence or willful misconduct of Owner or any other Indemnified Person hereunder for which Owner has agreed to provide indemnification under Section 26.2 hereof.
b.	To the fullest extent permitted by law, Contractor does hereby assume liability for, and does hereby agree to indemnify, protect, save and hold harmless Indemnified Persons from and against any and all liabilities (including but not limited to liabilities arising out of the application of the doctrine of strict liability), obligations, losses, damages, royalties, penalties, claims, actions, suits, judgments, costs, expenses and disbursements, whether any of the foregoing be founded or unfounded (including, but not limited to, fines, court costs, legal fees and expenses and costs of investigation), of whatsoever kind
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and nature arising out of death or injury of persons or damage to third party property loss that may be imposed on, suffered or incurred by or asserted against any Indemnified Person and in any way relating to or arising out of the negligent acts or omissions of Contractor or its Technical Consultants. Notwithstanding the foregoing, Contractor shall not be responsible for any loss or portion thereof to the extent attributable to the negligence or willful misconduct of Owner or any other Indemnified Person hereunder for which Owner has agreed to provide indemnification under Section 26.2 hereof.
          Section 26.2 Owner Indemnity
To the fullest extent permitted by law, Owner does hereby assume liability for, and does hereby agree to indemnify, protect, save and hold harmless Contractor and its Technical Consultants and their affiliates and each of their officers, directors, employees, successors and permitted assigns (each, a “Contractor Party”), from and against any and all liabilities (including but not limited to liabilities arising out of the application of the doctrine of strict liability), obligations, losses, damages, royalties, penalties, claims, actions, suits, judgments, costs, expenses and disbursements, whether any of the foregoing be founded or unfounded (including, but not limited to, fines, court costs, legal fees and expenses and costs of investigation), of whatsoever kind and nature and whether or not involving damages to the Plant or the Job Site (individually or collectively, “Contractor Party Loss”) that may be imposed on, suffered or incurred by or asserted against any Contractor Party, whether arising before or after completion of the Work, to the extent that such Contractor Party Losses arise out of any negligence or willful misconduct of Owner, Subcontractors, Third Party Contractors (other than Technical Consultants), Lender, and each of their respective employees, affiliates, successors, assigns, agents, officers and directors, and anyone else acting for or on behalf of any of the foregoing Persons.
          Section 26.3 Indemnities for Hazardous Material
a.	Contractor shall defend, indemnify and hold harmless Indemnified Persons from and against any and all damages, losses, liabilities, obligations, penalties, claims, judgments, suits, actions, proceedings, costs and/or expenses (including, without limitation, attorneys’ and consultants’ fees, expenses and disbursements) of any kind or nature that may at any time be imposed upon, incurred by or asserted against the Indemnified Person relating to, resulting from or arising out of any Hazardous Material brought onto the Plant Site by Contractor, its Technical Consultants and negligently disposed of or handled by Contractor or its Technical Consultants excluding however, any Hazardous Material present at the Plant Site on the date hereof or brought to the Plant Site after the date hereof by Owner;

b.	Owner shall defend, indemnify and hold harmless Contractor and its Technical Consultants and their employees, agents, representatives, officers and directors (the “Contractor Indemnitees”) from and against any and all damages, losses, liabilities, obligations, penalties, claims, judgments, suits, actions, proceedings, costs and/or expenses (including, without limitation, attorneys’ and consultants’ fees, expenses and
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disbursements) of any kind or nature that may at any time be imposed upon, incurred by or asserted against the Contractor Indemnitees relating to, resulting from or arising out of any Hazardous Material present at the Plant Site as of the date hereof or thereafter generated or transported to the Plant Site by Owner (or its contractors).

c.	The indemnities set forth above are personal to the Parties named above and may not be transferred or assigned by any or all of them to any other Person, it being understood, however, that any Person that is or becomes a Lender under a Loan Agreement and its respective employees, representatives, agents, officers and directors shall be entitled to all of the benefits of an Indemnified Person.
          Section 26.4 Actions by Employees
In claims against any Indemnified Person by any employee of Contractor or any Technical Consultant, or by anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation stated above for Indemnified Person shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or any Technical Consultant under the applicable workers’ compensation benefits acts, disability statute, or other employee benefit acts.
          Section 26.5 Compliance with Laws
Contractor shall, at its own cost, indemnify, protect, save and hold harmless each Indemnified Person from and against any loss which directly or indirectly arises out of, or results from any violation of, any Law by Contractor or any Technical Consultant under this Agreement. Owner shall, at its own cost, indemnify, protect, save and hold harmless Contractor and Technical Consultants from and against any loss which directly or indirectly arises out of, or results from, any violation of any Law by Owner under this Agreement.
          Section 26.6 Lawsuits
If such claim or legal action for such results in a suit against an Indemnified Person under this Article 26, the Indemnifying Party shall, at its election and in the absence of a waiver of this indemnity by such Indemnified Person, have sole charge and direction thereof on such Indemnified Person’s behalf so long as the indemnifying Party diligently prosecutes said suit. If the Indemnifying Party has charge of a suit brought against an Indemnified Person by a third party, such Indemnified Person shall render such assistance as the Indemnifying Party may reasonably require in the defense of such suit except that such Indemnified Person shall have the right to be represented therein by counsel of its own choice and at its own expense. If such Indemnified Person is enjoined from completion of the Plant or part thereof, or from the use, operation or enjoyment of the Plant or any part thereof as a result of such claim or legal action or any litigation based thereon, the Indemnifying Party shall promptly arrange to have such injunction removed at no cost to any Indemnified Person.
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ARTICLE 27. TERMINATION FOR CONVENIENCE
          Section 27.1 General
Owner may in its sole discretion terminate all or part of the Work, with or without cause, at any time by giving Notice of termination to Contractor specifying the portion of the Work to be terminated and the effective date of the termination. Immediately upon receipt of such Notice, Contractor shall stop performance of the terminated Work and immediately order and commence demobilization with regard to the terminated Work. If the Work is terminated by Owner without cause or for a cause not specified in Article 27, Owner and Contractor shall have the following rights, obligations and duties:
a.	In case of termination of all Work, Contractor shall receive as compensation for the Work performed through the date of termination and demobilization, and as compensation in connection with and as a consequence of such termination an amount determined as follows:
i.	All amounts due and not previously paid to Contractor for Work completed in accordance with this Agreement prior to such notice of termination, and for Work thereafter completed as specified in such Notice;

ii.	Reasonable costs including without limitation, administrative costs of settling and paying cancellation costs arising out of the termination of Work under any applicable Subcontracts or purchase orders;

iii.	Reasonable costs incurred in demobilization and the deposition of residual material, plant and equipment; and

iv.	A reasonable profit equal to the amount of profit or fee attributable to the percentage of Work completed
b.	The amount to be paid to Contractor pursuant to this subsection shall be subject to adjustment to the extent the Work contains any Defects or Deficiencies unless Contractor corrects any such Defects or Deficiencies. If payments made to Contractor prior to termination are less than this amount, Owner shall pay the additional amount to Contractor. If payments already made to Contractor prior to termination are more than this amount, Contractor shall pay Owner the difference.
c.	Contractor shall provide supporting cost data as requested by the Owner and permit Owner’s auditors access to those records within Contractor’s custody or control that verify such cost data in order to facilitate the determination of the appropriate compensation due to Contractor pursuant to this Agreement.
d.	The amount due Contractor as provided in this Section 27.1 is the sole and exclusive liability of Owner and remedy of Contractor with respect to the payments for the
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termination of the Work. Owner shall have no further liability to Contractor in the event of any such termination for incidental, consequential or other damages, notwithstanding the nature or amount of any actual damages which Contractor may have sustained. Contractor waives any claims for damages, including loss of anticipated profits for uncompleted Work on account of the termination of the Work pursuant to this Article 27. Both Parties recognize that the provisions specified in Section 37.16 shall survive such termination, provided that Article 21 shall survive only with respect to that portion of the Work which was completed, installed and paid for at the time of such termination and all such warranties shall commence on the effective date of such termination.
e.	Contractor shall exercise reasonable efforts to provide to Owner the right, at its sole option, to assume and become liable for any reasonable written obligations and commitments that Contractor may have in good faith incurred with any Subcontractor and any reasonable written obligations and commitments that Contractor may have in good faith undertaken with third parties in connection with the Work. If Owner elects to assume any obligation of Contractor as described in this Section then, as a condition precedent to Owner’s compliance with any subsection of this Section, Contractor shall execute all papers and take all other reasonable steps requested by Owner which may be required to vest in Owner all rights, set-offs, benefits and titles necessary to such assumption by Owner of such obligations described in this Section.
          Section 27.2 Claims for Payment
Contractor shall submit an invoice to Owner for the Termination Payment with the supporting information and documents along with Contractor’s final payment release and waiver within one hundred twenty (120) Days after the effective date of a termination hereunder. Owner shall pay such invoice within thirty (30) Days after its receipt. However, if Owner disputes certain elements of the invoice, Owner will pay the undisputed portion and notify Contractor of the basis for the dispute. The Parties shall use the Dispute provision of this Agreement to resolve any issues regarding termination or termination payment.
ARTICLE 28 TERMINATION FOR DEFAULT
          Section 28.1 Contractor Events of Default
Contractor shall be in default of its obligations pursuant to this Agreement should any of the following events or conditions arise or exist and, if, Contractor shall fail to remedy same within ten (10) Days, or, if such remedy cannot reasonably be completed within such period, Contractor shall fail promptly to provide Owner with evidence satisfactory to Owner that such default can be cured by Contractor in a time period satisfactory to Owner (but in no event greater than ninety (90) Days) and to promptly commence and diligently pursue and conclude remedial action within such agreed period:
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a.	Contractor becomes insolvent, or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts, or makes an assignment for the benefit of creditors;

b.	Contractor commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of itself or its debts or assets, or adopts an arrangement with creditors, under any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law of the United States or any state thereof for the relief of creditors or affecting the rights or remedies of creditors generally (individually a “Debtor Relief Law” and collectively, “Debtor Relief Laws”);

c.	There shall be instituted against Contractor under any Debtor Relief Law any case, proceeding or action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Contractor, or its debts or assets, which shall not have been terminated, stayed or dismissed within thirty (30) Days after commencement, or a trustee, receiver, custodian or other official is appointed for or to take possession of all or any part of the property of Contractor; or Contractor conceals or removes any part of its property with the intent to hinder, delay or defraud its creditors, or makes or suffers any transfer of its property which may be fraudulent under any Debtor Relief Law;

d.	Contractor assigns or transfers this Agreement or right or interest herein, except as expressly permitted under Section 37;

e.	Contractor fails to make prompt payment for any labor, Equipment or materials pursuant to Contractor’s agreement for such labor equipment or material;

f.	Contractor fails, neglects, refuses or is unable at any time during the course of the performance of the Work, except for any of the reasons described in Article 30, to provide sufficient material, Equipment, services, or labor to perform the Work in accordance with this Agreement;

g.	Any representation or warranty made by Contractor was materially incorrect when made, or any such representation or warranty of Contractor becomes materially incorrect and as a result thereof it reasonably could be expected that Contractor will be unable to observe and perform its material obligations hereunder or under the contracts applicable to such entities;

h.	Contractor defaults in its observance or performance under any material provision of this Agreement or fails to cure a defect it is required to cure under the provisions of this Agreement;

i.	Contractor fails to pay or cause to be paid any amount that has become due and payable by Contractor to Owner pursuant to this Agreement and such failure continues for ten (10) Business Days after written notice from Owner;
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j.	Contractor disregards any applicable Law, the disregard of which may have a material adverse effect on Owner’s rights under this Agreement, the Work or the Plant and such disregard continues for ten (10) Days after Notice from Owner; or

k.	Contractor abandons the Work (except due to a suspension of the Work permitted pursuant to this Agreement).
          Section 28.2 Remedies
In the event Contractor is in default pursuant to Section 28.1 above and Owner has provided notice of such default and Contractor has failed to initiate a remedy of such default within a reasonable time, then Owner may terminate with thirty (30) days notice of such termination. Owner shall pay Contractor for all Work performed and costs incurred prior to such termination.
          Section 28.3 Owner Default
In the event Owner is in breach of any of its obligations pursuant to this Agreement and Owner fails to remedy such breach within thirty (30) Days of receiving a cure notice from Contractor, Contractor may terminate this Agreement with thirty (30) Days’ written termination notice to Owner. Owner shall be liable to Contractor for all costs and fees properly owed to Contractor for the Work performed through the date of termination (including all demobilization costs and any and all costs incurred by Contractor due to Owner’s breach) the same as if the contract was terminated for convenience by the Owner pursuant to Article 27.
ARTICLE 29. SUSPENSION
          Section 29.1 The Work
a.	Owner reserves the right to suspend all or a portion of Project upon ten (10) Days Notice in writing to Contractor, and Contractor shall require that similar rights be included in any contracts with its Technical Consultants or with any Subcontractors. Upon receipt of the Notice of suspension and to the extent specified in the Notice, Contractor shall immediately discontinue Work, provide a status report of the Work, place no further orders or Subcontracts on Owner’s behalf as Agent, promptly obtain suspension terms satisfactory to Owner of all purchase orders, Subcontracts, rentals, or any other agreements existing for performance of the Work or assign those agreements to Owner as directed, and take any other reasonable steps to minimize costs associated with such suspension.

b.	A suspension is an Owner Change as long as it is neither attributable to the fault or neglect of Contractor nor necessitated by any loss or damage to the Project for which Contractor is responsible.
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c.	Upon Notice to Contractor to resume Work, the Contractor shall remobilize and recommence Work as promptly as practicable. Contractor shall submit a recovery plan that includes making good any loss in the Schedule if possible, that has occurred during the suspension.

d.	If suspension has continued for more than one hundred and eighty (180) Days, the Parties shall meet to assess the situation. If, within thirty (30) Days, they are unable to agree on a basis for maintaining the suspension and the conditions for eventual resumption of Work, Owner shall terminate the Agreement for convenience under Article 27.
          Section 29.2 Owner Directed Change
A suspension is an Owner-directed Change as long as it is not attributable to the fault or neglect of Contractor nor necessitated by any loss or damage to the Project for which Contractor is responsible. Owner shall reimburse the Contractor its reasonable costs resulting from the suspension, including all standby costs incurred during the period of suspension to compensate Contractor for keeping its organization and equipment committed to the Work on a standby basis; mobilization and demobilization costs; an equitable amount to reimburse Contractor for the cost of maintaining and protecting that portion of Work upon which performance has been suspended; and costs for correcting deterioration or loss that occurred during the suspension that could have not been prevented when demobilizing and maintaining the Plant Site.
          Section 29.3 Resumption
Upon Notice to Contractor to resume Work, the Parties shall promptly inspect the Plant Site and all materials and equipment to assess conditions, and Contractor shall remobilize and recommence Work as promptly as practicable. Contractor shall submit a recovery plan that includes making good any deterioration in or loss of the Project or materials and Equipment that has occurred during the suspension.
          Section 29.4 Extended Suspension
If suspension has continued for more than one hundred eighty (180) Days, the Parties shall meet to assess the situation. If, within thirty (30) Days, they are unable to agree on a basis for maintaining the suspension and the conditions for eventual resumption of Work, Owner shall terminate for convenience under Article 27.
ARTICLE 30 FORCE MAJEURE
          Section 30.1 Force Majeure Event
a.	As used in this Agreement, a “Force Majeure Event” shall mean any event or circumstance that prevents the affected Party from performing its obligations under this Agreement, to the extent that the event or circumstance is beyond the reasonable control of and not the fault of the affected Party or any person acting on behalf of the affected
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Party (including contractors and subcontractors at any tier) and such Party has been unable to overcome such event or circumstance by the exercise of due diligence; such event or circumstance shall include, without limitation: acts of God, fire, explosion, embargo, riot, tornado, earthquake, hurricane, Extraordinary Weather Conditions at or away from the Site, epidemic, acts of the public enemy and war, terrorism, bomb threats, or a national, regional or local strike or work stoppage except as provided below, shortages of labor, equipment or materials based on local conditions, any nuclear incident not caused by Contractor, or any unreasonable delay by a Government Authority in taking, or unreasonable failure of a Government Authority to take, requested action necessary in connection with performance of the Work, provided that the taking of the requested action by the Government Authority is legal, customary and within the Government Authority’s jurisdiction, proper and timely application therefore was made, taking into account all facts and circumstances generally known about the time required for such requested action, payment of all necessary fees and charges was made, and diligent pursuit of the application was made.

b.	The Parties acknowledge and agree that Force Majeure Events shall not include the following: strikes or work stoppages (including collective bargaining lockouts) which endure for less than thirty (30) Days, however, after the thirtieth (30th) Day (whether occurring at one time or over several/separate instances) of a strike or work stoppage, it may be considered a Force Majeure Event pursuant to Section 30.1(a); breakage or improper handling of Equipment or materials; conduct of any Subcontractors; reasonably anticipated climatic conditions; or delays in transportation, except to the extent due to an independent Force Majeure Event; delay or denial of any Contractor acquired or required permit.
          Section 30.2 Excused Performance
If either Party is rendered wholly or partially unable to perform its obligations under this Agreement because of a Force Majeure Event, that Party will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected; provided that:
a.	The non-performing Party gives the other Party prompt oral notice, and within ten (10) Business Days of occurrence of the Force Majeure Event, Notice describing the particulars of the occurrence, including an estimation of its expected duration and probable impact on the performance of such Party’s obligations hereunder, and continues to furnish timely regular reports with respect thereto during the continuation of the Force Majeure Event;

b.	Within ten (10) Days after giving Notice of the Force Majeure Event, Contractor shall give Owner an estimate of the Force Majeure Event’s expected duration and probable impact on the Work, and shall continue to furnish the Owner with timely regular reports during the continuation of the Force Majeure Event.
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c.	The suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event and the Party shall continue to perform any unaffected obligation under the Agreement;

d.	No liability of either Party or a default of a Party which arose before the occurrence of the Force Majeure Event causing the suspension of performance shall be excused as a result of the occurrence;

e.	The non-performing Party shall exercise all reasonable commercial efforts to mitigate or limit damages to the other Party as a result of the Force Majeure Event and shall begin activities to correct or cure the event or condition excusing performance;

f.	The non-performing Party shall use its best efforts to continue to perform its obligations hereunder and to correct or cure the event or condition excusing performance;

g.	When the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder; and

h.	In no event shall a Party be excused by a Force Majeure Event from making payments of amounts already due from it to the other Party.
          Section 30.3 Failure to Provide Notices
Failure to deliver the written notice within forty-five (45) Days from when Contractor knew, or should have known, of such Force Majeure Event above, shall constitute an irrevocable waiver to make a claim for an equitable adjustment to the Schedule, cost of the Work or other material obligations.
          Section 30.4 Burden of Proof
In the event that the Parties are unable in good faith to agree that a Force Majeure Event has occurred, the Parties shall submit the dispute pursuant to Article 36 hereof, provided that the burden of proof as to whether a Force Majeure Event has occurred shall be upon the Party claiming a Force Majeure Event.
          Section 30.5 Failure to Mitigate
If, after a Force Majeure Event has caused Contractor to suspend or delay performance of the Work, Contractor has failed to take such action as Contractor could lawfully and reasonably initiate to remove or relieve either the cause thereof or its direct or indirect effects, Owner may, in its sole discretion and after Notice to Contractor (without action having been taken by Contractor in response to such Notice), initiate such reasonable measures as will be designed to remove or relieve such Force Majeure Event or its direct or indirect effects and thereafter require Contractor to resume full or partial performance of the Work.
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          Section 30.6 Prolonged Force Majeure
In the event that Contractor is wholly or partially unable to perform its obligations under this Agreement because of a Force Majeure Event and such Force Majeure Event continues for a period in excess of one-hundred and eighty (180) consecutive Days, Owner may terminate this Agreement. In the event Owner is wholly or partially unable to perform its obligation under this Agreement because of a Force Majeure Event and such Force Majeure Event continues for a period in excess of one-hundred and eighty (180) consecutive Days, Contractor may terminate this Agreement unless Contractor and Owner negotiate a mutually agreeable adjustment to the Agreement’s price.
ARTICLE 31. INTELLECTUAL PROPERTY, PROPRIETARY INFORMATION AND OWNERSHIP RIGHTS
     This Contract supersedes any prior agreements of confidentiality between the Parties. All disclosures of Proprietary Information or other confidential information by the Parties prior to or pursuant to this Contract shall be covered by the obligations set forth herein.
          Section 31.1 Definitions
a. “Affiliate” shall mean an entity that controls, is controlled by, or is under common control with Owner.
b. “Contractor Intellectual Property” shall mean those patents, copyrights, trade secrets and know-how owned or licensed to Contractor that are employed by Contractor in performance of the Work or are incorporated into the Work delivered to Owner.
c. “Contractor Proprietary Information” means information provided to the Owner by Contractor under this Agreement that embodies a trade secret owned or controlled by Contractor and that is marked as “Contractor Proprietary Information” or similar legend.
d. “Discloser” shall mean the Party disclosing data or information to the other Party.
e. “Proprietary Information” means, as the context requires, Owner Proprietary Information or Contractor Proprietary Information. Proprietary Information of a Party does not include information that Recipient establishes by substantial evidence: (i) is or has become generally available to the public other than by a disclosure by Recipient; (ii) was possessed by Recipient prior to its acquisition hereunder as evidenced by pre-existing, written records; (iii) is hereafter received by Recipient from a third party who has the right to disclose such information to the Recipient without any restrictions; or (iv) has been independently developed by Recipient or by Recipient’s employees or third parties that have not had access to the Proprietary Information in the possession of Recipient.
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f. “Recipient” shall mean the Party receiving data or information from the other Party.
g. “Subject Invention” shall mean inventions, discoveries, or improvements of Contractor (or its Technical Consultants), whether or not patentable, that are conceived or first actually reduced to practice in the performance of the Work under this Agreement.
h. “Owner Proprietary Information” means all data and information acquired by Contractor from the Owner or from a person acting on the Owner’s behalf, during performance of this Agreement, including any analyses, findings or other information or know-how or conclusions made therefrom by Contractor in performing this Agreement, including, but not limited to all data and information provided orally by the Owner or others acting on its behalf, or that is otherwise acquired by Contractor through visual inspection by, or demonstration to, Contractor under this Agreement. For clarification purposes, to the extent any Owner proprietary information has been disclosed to Contractor under prior agreements between Contractor and Owner, the treatment of such information shall be governed by the terms and conditions of the agreement under which such information was disclosed to Contractor.
          Section 31.2 Owner Proprietary Information
a. Use and Disclosure Subject to Section 31.4, Contractor agrees (i) to keep confidential all Owner Proprietary Information; (ii) not to use any Owner Proprietary Information for any purpose other than performance of this Agreement; and (iii) not to disclose any Owner Proprietary Information to: (A) any employee of Contractor, unless (1) disclosure is necessary to perform this Agreement, (2) such disclosure is limited to the specific information that is necessary for such performance and (3) such employee has been made aware of the confidential nature of such information and agreed to abide by the provisions of this Article applicable thereto; or (B) any third party, unless Contractor receives the Owner’s prior written consent to such disclosure and such disclosure is subject to a written confidentiality agreement containing the same restrictions on use and disclosure as contained herein.
b. Return of Owner Proprietary Information Unless otherwise instructed by the Owner in writing, Contractor shall return to the Owner all Owner Proprietary Information within thirty (30) Business Days after the earlier of date of the cancellation, termination or expiration of this Agreement or the completion of the Work. However, Contractor may retain one (1) archival copy provided retaining such archival copy is in compliance with all Laws.
          Section 31.3 Contractor Proprietary Information
a. Identification Contractor shall identify all Contractor Proprietary Information that it makes available to the Owner under this Agreement with a restrictive marking stating that it is Contractor Proprietary Information prior to the delivery of such Data to the Owner or others acting on the Owner’s behalf. If the Contractor Proprietary Information is not
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recorded, Contractor shall notify Owner’s Representative or the Technical Representative in writing of the confidential aspects of such information.
b. Disclosure by the Owner Except as provided in this Agreement, the Owner agrees (i) to keep confidential all Contractor Proprietary Information; (ii) not to use any Contractor Proprietary Information for any purpose not related to this Agreement; and (iii) not to disclose any Contractor Proprietary Information to any person except: (A) to any employee, or professional advisor (for example, lawyers and accountants) of the Owner or its affiliates (as defined above) or other person or entity acting on the Owner’s behalf, provided (1) disclosure is necessary to perform this Agreement, (2) such disclosure is limited to the specific information that is necessary for such performance and (3) such Contractor Proprietary Information has been appropriately marked or its employee has otherwise been made aware of the confidential nature of such information and agreed to abide by the provisions of this Article applicable thereto or is otherwise under a duty or obligation to maintain the confidential nature of the Contractor Proprietary Information; (B) to any contractor or subcontractor of the Owner provided (1) disclosure is necessary to perform the contractor’s or subcontractor’s contract with the Owner, (2) such disclosure is limited to the specific information that is necessary for such performance and such disclosure is subject to a written confidentiality agreement.
c. Successors and Affiliates The Parties recognize that the Owner may need to disclose Contractor Proprietary Information to affiliates and prospective assignees, (including but not limited to, Lenders, investors, their representatives and other parties). Accordingly, the Owner may disclose Contractor Proprietary Information (i) to such affiliates and prospective assignees, provided that the Owner takes reasonable precautions to protect the confidentiality of such Contractor Proprietary Information, or (ii) to the extent required by law, including in connection with an offering of its securities or a sale of its business.
d. Disclosure to Government Agencies The Parties recognize that the Owner may need to disclose Contractor Proprietary Information to the DOE, the NRC and other Government Authorities having an interest in, supporting, regulating or licensing the Owner’s facilities or activities or those of its affiliate, contractors or customers. Accordingly, the Owner may disclose, without regard to whether such disclosure is voluntary or compelled, Contractor Proprietary Information to such Government Agencies without Contractor’s consent. The Owner shall request that such Government Agencies maintain the Contractor Proprietary Information in confidence, but shall not be liable to Contractor or any other person if such request is not granted or, if granted, is not enforced.
          Section 31.4 Required Disclosure
If a Recipient receives an order, request, subpoena or similar legal inquiry from a governmental authority which encompasses the Discloser’s Proprietary Information, or is otherwise required by law to disclose such Proprietary Information, the Recipient shall immediately notify and consult with the Discloser (unless such notification or disclosure is prohibited by applicable law, regulation or order). If the Discloser determines that such Proprietary Information (or
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portions thereof) should not be disclosed, the Recipient shall cooperate with the Discloser to seek relief from the requested disclosure or to secure confidential treatment and minimization of any such Proprietary Information that must be disclosed to the governmental authority. This Section shall not be construed to constrain the Recipient from complying with lawful governmental orders, nor does it apply to or limit authorized disclosure under this Article 31.
          Section 31.5 Standard of Care
Without limiting the provisions of this Article 31, each Recipient covenants that to the extent that it obtains the Discloser’s Proprietary Information, it shall protect such Proprietary Information using at least the same degree of care as the Recipient uses to protect its own confidential information of a like nature, but no less than a reasonable degree of care to prevent the unauthorized use, dissemination, or publication of the Discloser’s Proprietary Information.
          Section 31.6 Ownership of Drawings and Specifications
a. Contractor warrants that it shall not incorporate into the Deliverables any Contractor Intellectual Property without prior written consent of the Owner.
b. Title to all Drawings, Specifications, computer programs or other information which were initially developed by Contractor during and solely for the purpose of the Work shall vest in Owner. If Owner makes or authorizes reuse of any such documents or information produced by Contractor without the express written consent of Contractor, Owner assumes full responsibility and shall indemnify and hold Contractor harmless from any and all risks involved in such reuse. Except as stated herein, computer programs and other information used or prepared by Contractor pursuant to this Agreement which Owner may require Contractor to supply in accordance with this Agreement shall remain the property of Contractor; however, Owner has the right to use such information if such information is incorporated into the Work.
Nothing in this Agreement shall be construed as limiting Contractor’s ownership of or rights to use its basic know-how, experience and skills, and the experience and skills of its employees, whether or not acquired during performance of the Work to perform any engineering, design or other services for any other party.
          Section 31.7 Allocation of Patent Rights in Subject Inventions
a. Reports and Implementing Documentation Contractor shall promptly provide the Owner a written report on each Subject Invention. The report shall identify the Contractor and the inventor(s), and shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purposes, operation, and the physical, chemical, biological or electrical characteristics of the Subject Invention. The report shall also identify any publication, offer for sale or public use of the Subject Invention, and whether a manuscript describing the Subject Invention has been submitted for publication and, if so, whether it has been accepted for publication at the time
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of disclosure. After reporting a Subject Invention to the Owner, Contractor shall promptly notify the Owner of the acceptance of any manuscript describing such Subject Invention for publication or of any offer for sale or public use of the Subject Invention planned by the Contractor.
b. Assignment of Rights in Subject Inventions. Contractor hereby assigns to Owner all its rights in and to each Subject Invention. Contractor shall require, by written agreement with its employees, consultants and subcontractors, other than clerical and non-technical employees, prompt disclosure in writing to Contractor of each Subject Invention, and execution of all documents necessary to file, at its option, patent applications on each Subject Invention and to assign all right, title and interest in and to such patent applications, and any resulting patents, to the Owner. Owner hereby grants to Contractor a non-exclusive, irrevocable, royalty-free license, with the right to use, or otherwise sublicense to other entities, the Subject Inventions for provision of services outside the nuclear industry.
          Section 31.8 Ownership of Copyrights
Contractor shall acquire all right, title and interest in and to all copyrights in all copyrightable materials first prepared or generated in the performance of this Agreement by written assignment or as a work for hire. Contractor hereby assigns all of its right, title and interest in such copyrights to the Owner.
          Section 31.9 Background Rights
a. Ownership Contractor Intellectual Property shall remain or be vested in Contractor. For purposes of this Article 31, Contractor Intellectual Property shall include any improvements to the Contractor Intellectual Property where such improvements were not made as part of the Work under the Agreement.
b. Rights Granted To the extent that a Deliverable includes or incorporates Contractor Intellectual Property, Contractor hereby grants to the Owner and persons acting on its behalf, a non-exclusive, paid-up license in such Contractor Intellectual Property solely for the engineering, construction, operation and maintenance of the Plant. Such right may be sublicensed by Owner to subcontractors or Owner’s affiliates with prior notice to Contractor, and Owner shall protect, and require such sub-licensees to protect, the Contractor Proprietary Information in accordance with Section 31.3.
c. Technical Assistance and Information In addition, Contractor hereby agrees to make available to the Owner and persons acting on its behalf (including, but not limited to, contractors and subcontractors of the Owner), the right to obtain at Owner’s expense and use such technical information, including technical assistance, trade secrets and know-how regarding Contractor Intellectual Property, as may be necessary to effectuate the rights set forth in this Article 31.
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ARTICLE 32 INFRINGEMENT
          Section 32.1 Indemnity by Contractor
a.	Except with respect to the manufacture, installation and use of the centrifuge machines and other Owner supplied Equipment Contractor shall obtain all royalties and license fees payable under or in respect of, and shall defend, indemnify and hold harmless each of the Indemnified Persons from and against any loss arising out of or resulting from or reasonably incurred in contesting any claim or legal action for unauthorized disclosure by Contractor or use of any trade secrets or of any patent, license, copyright or trademark infringement arising from Contractor’s performance or that of its Technical Consultants under this Agreement or asserted against such Indemnified Person that: (i) concerns any Equipment, materials, supplies, or other items provided by Contractor or any Technical Consultants under this Agreement; (ii) is based upon the performance of the Work by Contractor or any Technical Consultants, including the use of any tools, implements or construction by Contractor or any Technical Consultants; or (iii) is based upon the design or construction of any item or unit specified by Contractor under this Agreement or the operation of any item or unit according to directions embodied in Contractor’s final process design, or any revision thereof, prepared or approved by Contractor.

b.	Contractor agrees to use its best efforts to include, as a term or condition of each contract, Subcontract or purchase order employed by it in the performance of the Work, an indemnification provision extending to the Contractor, Owner and their assigns from each supplier under such contract, Subcontract or purchase order.

c.	If claim or legal action for infringement as specified by this Section results in a suit against an Indemnified Person, Contractor shall, at its election and in the absence of a waiver of this indemnity by such Indemnified Person, have sole charge and direction thereof on such Indemnified Person’s behalf so long as Contractor diligently prosecutes said suit. If Contractor has charge of a suit brought against an Indemnified Person by a third party, such Indemnified Person shall render such assistance as Contractor may reasonably require in the defense of such suit except that such Indemnified Person shall have the right to be represented therein by counsel of its own choice and at its own expense. If such Indemnified Person is enjoined from completion of the Plant or part thereof, or from the use, operation or enjoyment of the Plant or any part thereof as a result of such claim or legal action or any litigation based thereon, Contractor shall promptly arrange to have such injunction removed at no cost to any Indemnified Person. In case any device in such claim or action is held to constitute an infringement and its use is enjoined, Contractor shall either secure for each of the Indemnified Persons the right to continue using such device by suspension of the injunction, by procuring for such Indemnified Person a license, or otherwise, or will replace such device with a non-infringing device or modify it so that it becomes non-infringing or remove the said enjoined device and refund the sums paid therefore.
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          Section 32.2 Effect of Owner’s Actions
Owner’s acceptance of Contractor’s engineering designs shall not be construed to relieve Contractor of any obligation under this Agreement.
          Section 32.3 Owner Indemnity
a.	With respect to the enrichment machines, Owner shall pay all royalties and license fees payable under or in respect of, and shall defend, indemnify and hold harmless each of the Contractor Indemnified Persons from and against any loss arising out of or resulting from or reasonably incurred in contesting any claim or legal action for unauthorized disclosure by Owner or use of such technology arising from Owner’s performance under this Agreement or asserted against such Contractor Indemnified Person.
b.	If claim or legal action for infringement with respect to the enrichment machines results in a suit against a Contractor Indemnified Person, Owner shall, at its election and in the absence of a waiver of this indemnity by such Indemnified Person, have sole charge and direction thereof on such Indemnified Person’s behalf so long as Owner diligently prosecutes said suit. If Owner has charge of a suit brought against a Contractor Indemnified Person by a third party, such Contractor Indemnified Person shall render such assistance as Contractor may reasonably require in the defense of such suit except that such Contractor Indemnified Person shall have the right to be represented therein by counsel of its own choice and at its own expense. If such Contractor Indemnified Person is enjoined from completion of the Plant or part thereof, as a result of such claim or legal action or any litigation based thereon, Owner shall promptly arrange to have such injunction removed at no cost to any Contractor Indemnified Person.
ARTICLE 33 FINANCING
a.	The Owner may choose to finance certain Contract activities and the acquisition of Equipment (including the centrifuge machines) with private or public financing. Contractor acknowledges that certain of the obligations placed upon the Owner by prospective Lenders may only be performed with the cooperation of the Contractor. Contractor agrees to cooperate with Owner in carrying out its obligations under the Lender’s financing documentation. Contractor may be required to execute and deliver to Lender, a consent and agreement and to provide such information, certificates, opinions and other documents as may be reasonably requested by Owner or Lender, and reasonably available and acceptable to Contractor.
ARTICLE 34 REPRESENTATIONS OF THE PARTIES
          Section 34.1 Contractor Representations
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Contractor represents and warrants that:
a.	Organization, Standing and Qualification. Contractor is a company duly organized and validly existing in good standing under the laws of the State of California. Contractor has all necessary power and authority to carry on its business as presently conducted and to enter into and perform its obligations under the Agreement to which it is or is to be a Party. Contractor is duly qualified or licensed to do business in the State of Ohio and in all other jurisdictions wherein the nature of its business and operations or the character of the properties owned or leased by it makes such qualification or licensing necessary and where the failure to be so qualified or licensed would impair its ability to perform its obligations under this Agreement or would result in a material liability to or would have a material adverse effect on its financial condition, business, operations or prospects;

b.	Due Authorization, No Approvals, No Defaults, Etc. Contractor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement, and each of the execution, delivery and performance by Contractor of this Agreement has been duly authorized by all necessary action on the part of Contractor, does not require any approval, except as has been heretofore obtained, of the Board of Directors of Contractor or any consent of or approval from any trustee, lessor or holder of any indebtedness or other obligation of Contractor, except for such as have been duly obtained, and does not contravene or constitute a default under the certificate of incorporation or bylaws of Contractor or, to the best knowledge of Contractor, any provision of applicable Law or any agreement, judgment, injunction, order, decree or other instrument binding upon Contractor, or subject the Plant or any component part thereof or the Job Site or any portion thereof to any lien other than as contemplated or permitted by this Agreement; and Contractor is in compliance with all applicable Laws and Government Approvals (i) which govern its ability to perform its obligations under Agreement, or (ii) the noncompliance with which would have a material adverse effect on its ability to perform its obligations under this Agreement;

c.	Governmental Approvals. Neither the execution and delivery by Contractor of this Agreement, nor the consummation by Contractor of any of the transactions contemplated hereby, requires, with respect to Contractor, the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any Government Authority, except such as are not yet required, and Contractor has no reason to believe that the same will not be readily obtainable in the ordinary course of business upon due application therefor, or which have been duly obtained and are in full force and effect;

d.	Enforceable Contract. Contractor has duly and validly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Contractor enforceable against it in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ or lessors’ rights generally
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and (ii) the application of general equitable principles may limit the availability of certain remedies;

e.	Professional Skills. Contractor is a qualified architectural—engineering organization and has all the required skills and capacity necessary to perform or cause to be performed the Work in a timely and professional manner, utilizing sound engineering principles, project management procedures and supervisory procedures, all in accordance with Good Engineering Practices;

f.	Financial Condition. Contractor is financially solvent, able to pay its debts as they mature, and possessed of sufficient working capital to complete its obligations under this Agreement. Contractor is able to furnish the tools, materials, supplies, Equipment, labor, and design services needed for the Plant, is experienced in and competent to perform the Work, both construction and design, contemplated by this Agreement;

g.	Patents, Licenses and Franchises. Contractor owns or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits or rights with respect to the foregoing (other than with respect to the Centrifuge machines) necessary to perform the Work and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. In addition, Contractor holds or works under the general supervision of a Person holding any and all consents, licenses, permits and other authorizations, both construction and design, permits or special licenses required by Law to perform the services under this Agreement; and

h.	Legal Proceedings. There is no action, suit or proceeding, at law or in equity, or official investigation before or by any Government Authority, arbitral tribunal or other body pending or, to the best knowledge of Contractor, threatened against or affecting Contractor or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on Contractor’s ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.
          Section 34.2 Owner Representations
Owner represents and warrants that:
a.	Owner Organization, Standing and Qualification. Owner is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. Owner has all necessary power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Agreement to which it is or is to be a party. Owner is duly qualified to do business in the State of Ohio;

b.	Owner Due Authorization, No Approvals, No Defaults, Etc. Owner has all necessary power and authority to execute, deliver and perform its obligations under this Agreement,
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and each of the execution, delivery and performance by Owner of this Agreement has been duly authorized by all necessary action on the part of Owner, and does not contravene, to the best knowledge of Owner, any provision of applicable Law or any agreement, judgment, injunction, order, decree or other instrument binding upon Owner;

c.	Agreement Enforceable Against Owner. Owner has duly and validly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Owner enforceable against it in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ or lessors’ rights generally and (ii) the application of general equitable principles may limit the availability of certain remedies;

d.	Owner Governmental Approvals. Neither the execution and delivery by Owner of this Agreement, nor the consummation by Owner of any of the transactions contemplated hereby, requires, with respect to Owner, the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any Government Authority, except such as are not yet required, and Owner has no reason to believe that the same will not be readily obtainable in the ordinary course of business upon due application therefor, or which have been duly obtained and are in full force and effect; and

e.	Legal Proceedings. There is no action, suit or proceeding, at law or in equity, or official investigation before or by any Government Authority, arbitral tribunal or other body pending or, to the best knowledge of Owner, threatened against or affecting Owner or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on Owner’s ability to perform its obligations under this Agreement or on the validity or enforceability of this Agreement.
ARTICLE 35 CONFLICT OF INTEREST
          Section 35.1 Prohibited Activities
Without the Owner’s prior written consent, during performance of this Agreement and for a period of two (2) years after expiration or termination hereof, Contractor shall not (i) represent or otherwise perform work that is the same or substantially related to the Work for a competitor of the Owner, or (ii) represent any other party, or otherwise perform work for a party that is the same or substantially related to the Work, where such representation or work would, in the Owner’s judgment, be materially adverse to the interests of the Owner.
          Section 35.2 Disclosure of Conflicts of Interest
In the event that Contractor discovers either a Conflict of Interest during the contract term or a material change in a Conflict of Interest that existed as of the date this Agreement was awarded
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but that was waived by the Owner, Contractor shall make an immediate and full disclosure thereof in writing to the Owner including a description of the action that Contractor has taken or proposes to take to avoid or mitigate such new conflict or material change in a pre-existing conflict. Without limiting any other rights it may have under law or equity, the Owner reserves the right to terminate this Agreement for default if it determines that the Contractor was aware of a Conflict of Interest prior to the award of this Agreement and did not disclose the conflict to the Owner prior to its award, or if the Contractor becomes aware of the Conflict of Interest after the award of this Agreement and failed to promptly disclose such conflict to the Owner.
ARTICLE 36 DISPUTE RESOLUTION
          Section 36.1 Mutual Agreement
Any controversy or claim (a “Dispute”) between the Parties arising out of or relating to this Agreement, or the breach, termination or validity hereof that is not resolved by mutual agreement shall be decided by the Owner’s Representative. The Owner’s Representative shall, in writing, notify Contractor of its final decision (“Final Decision”) and designate such Notice as the “Final Decision Notice.” In the event Contractor disagrees with the Owner’s Representative’s Final Decision, Contractor shall notify the Owner’s Representative of its disagreement within thirty (30) Days after receipt of the Final Decision Notice; otherwise, the Final Decision shall be final and no action shall lie against the Owner arising out of said Dispute.
          Section 36.2 Disputes Subject to Arbitration.
In the event Contractor notifies the Owner’s Representative of its disagreement with the Final Decision within the time period in Section 36.1, the Dispute shall be finally settled by binding arbitration in accordance with the CPR Non-Administered Arbitration Rules as in effect on the effective date of this Agreement, as modified by this Section, and by a single arbitrator appointed in accordance with such rules. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §1 et seq., and shall be held at PORTS.
          Section 36.3 Hearings and Award
To the extent feasible (as determined by the arbitrator), all hearings shall be held within ninety (90) Days following the appointment of the arbitrator. At a time designated by the arbitrator, each Party shall simultaneously submit to the arbitrator and exchange with the other Party its final proposal for damages and/or any other applicable remedy. Either Party may elect by notice given no later than ten (10) Days after appointment of the arbitrator to require that, in rendering the final award, the arbitrator shall be limited to choosing the award proposed by a Party without modification. In no event shall the arbitrator award damages inconsistent with any of the terms and conditions of this Agreement. Absent a determination by the arbitrator that extraordinary circumstances require additional time or agreement of the Parties, the
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arbitrator shall issue the final award no later than thirty (30) Days after completion of the hearings. Judgment on any award may be entered in any court having jurisdiction thereof.
          Section 36.4 Confidentiality
The fact that either Party has invoked the provisions of this Article 36 and the proceedings of, and award resulting from, an arbitration hereunder shall be considered to be confidential information subject to the confidentiality provisions of this Agreement.
          Section 36.5 Arbitration Award Binding Upon Successors
This agreement to arbitrate and any award made hereunder shall be binding upon the successors and assigns and any trustee or receiver of each Party.
ARTICLE 37 GENERAL PROVISIONS
          Section 37.1 Entire Agreement
This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into between the Parties or by any officer or officers of such Parties relating to the Plant or the Work. This Agreement constitutes the entire agreement between the Parties with respect to the Plant and there are no other agreements or commitments with respect to the Plant except as set forth herein.
          Section 37.2 Owner’s Obligations to be Non-Recourse
The Parties acknowledge that Owner intends to assign this Agreement to an affiliate (the “Assignee”). Upon such assignment, Contractor agrees on its behalf and on behalf of any Technical Consultant, their parents, subsidiaries, affiliates, employees, agents, or other representative of any of them, that it and they will look exclusively to Assignee and its assets and that it and they shall have no recourse against the Owner or to any of its assets in connection with any matter arising out of or in connection with the Agreement. Provided Contractor has been paid in accordance with the Contract any undisputed amounts due under the Contract, Contractor agrees to execute any documents necessary to make or complete such assignment (including, but not limited to documents evidencing such assignment and release).
          Section 37.3 Interpretation
This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. Unless the context of this Agreement requires otherwise, the plural includes the singular, the singular includes the plural, and “including” has the inclusive meaning of “including without limitation.” The words “hereof,” “herein,” “hereby,” “hereunder” and other similar terms of this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. All pronouns and any variations
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thereof will be deemed to refer to masculine, feminine, singular or plural, as the identity of the Person or Persons may require. Any reference in this Agreement to any Person shall include its permitted successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities. Any reference in this Agreement to any Article, Exhibit or Schedule shall mean and refer to the Article contained in or the Exhibit or Schedule attached to this Agreement. Unless otherwise expressly provided, any agreement, instrument or applicable Law defined or referred to herein means such agreement or instrument or applicable Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of applicable Law) by succession of comparable successor law and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.
          Section 37.4 Independent Contractor
Contractor shall be an independent contractor with respect to the Services to be performed hereunder, except that any Subcontracts or purchase orders for materials, equipment, supplies and related services will be issued and administered as Agent for Owner. Except as hereinabove noted, neither Contractor nor its Technical Consultants, nor the employees of either, shall be deemed to be the servants, employees or agents of Owner. Contractor has sole authority and responsibility to employ, discharge and otherwise control its employees.
          Section 37.5 Binding on Successors
This Agreement shall be binding on the Parties hereto and on their respective successors, heirs and assigns.
          Section 37.6 Notices
Any Notice, request, proposal for changes, and correspondence (including drawings, lists, schedules, instruction books, statements or invoices) required or permitted under the terms and conditions of this Agreement shall be in writing and (i) sent by facsimile, followed by delivery as provided in any of the following manners; or (ii) delivered personally; or (iii) sent by registered mail, return receipt requested; or (iv) sent by a recognized overnight mail or courier service, with delivery receipt requested, to the following addresses:

If to Contractor:	C.E. Robertson
Fluor Enterprises, Inc.
100 Fluor Daniel Drive
Greenville, South Carolina 29607-2762
Phone: 864 281 5056
Fax: 864 676 7036

Copy to:	J. Reynolds
Fluor Enterprises, Inc.
100 Fluor Daniel Drive
USEC Prime Agency Agreement

AMENDED AND RESTATED
USEC PROPRIETARY INFORMATION
Contract No. 662574 (9-11-08)

Greenville, South Carolina 29607-2762
Phone: 864 281 8090
Fax: 864 281 6868

If to Owner:	James J. Bolon
USEC, Inc.
3930 U.S. Route 23 South
Post Office Box 628
Piketon, Ohio 45661

Copy to:	Richard Knauff, MS-6048
USEC, Inc.
3930 U.S. Route 23 South
Post Office Box 628
Piketon, Ohio 45561
Notices shall be effective when each of the required copies is received by the intended recipient.
          Section 37.7 Technical Communications
Any communications pertaining to routine day-to-day matters pertaining to issues on the Job-Site shall be between Contractor’s Representative and the Owner’s Representative or other representatives appointed by the Parties. Contractor’s Representative shall be satisfactory to Owner, have knowledge of the Work and be available at all reasonable times for consultation.
          Section 37.8 Third Party Beneficiaries
This Agreement and each and every provision thereof are for the exclusive benefit of the Parties hereto and not for the benefit of any third party other than any person or entity who purchases, leases, or takes a security interest in the Plant.
          Section 37.9 Article Headings and Subheadings
The Article and Section headings herein have been inserted for convenience of reference only and shall not in any manner affect the construction, meaning or effect of anything herein contained nor govern the rights and liabilities of the Parties hereto.
          Section 37.10 No Waiver
No waiver of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The failure of a Party to insist, in any instance, on the strict performance of any of the terms or conditions hereof shall not be construed as a waiver of such Party’s right in the future to insist on such strict performance.
USEC Prime Agency Agreement

AMENDED AND RESTATED
USEC PROPRIETARY INFORMATION
Contract No. 662574 (9-11-08)
          Section 37.11 Severability
If any provision of this Agreement is held invalid by a court of competent jurisdiction, such provision shall be severed from this Agreement and, to the extent possible, this Agreement shall continue without effect to the remaining provisions and the balance of the Agreement shall be construed and enforced as if the Agreement did not contain such invalid or unenforceable portion or provision.
          Section 37.12 Counterpart Execution
This Agreement may be executed by the Parties in any number of counterparts (and by each of the Parties hereto on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 37.13 Further Assurances
Each of the Owner and the Contractor will use its best efforts to implement the provisions of this Agreement, and for such purpose each, at the request of the other, will, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such assistance, or assignments, consents or other instruments in addition to those required by this Agreement, in form and substance satisfactory to the other, as the other may reasonably deem necessary or desirable to implement any provision of this Agreement or to arrange financing of the Plant.
          Section 37.14 Assignability
Contractor may not assign this Agreement without the consent of the Owner. The rights and obligations of Contractor under this Agreement are personal to Contractor and may not be delegated or subcontracted to any other entity, in whole or in part, without the prior written consent of the Owner. The Owner shall have the right, without Contractor’s consent, to assign this Agreement including all rights, benefits and obligations hereunder to any entity for financing purposes or otherwise to an affiliate of the Owner.
          Section 37.15 Survivability of Representations, Warranties and Guarantees
All representations, warranties, guarantees, covenants and agreements of the Parties herein shall survive the execution and delivery of this Agreement, and shall terminate, if not earlier terminated pursuant to the express provisions of this Agreement, at the end of the Warranty Period stated in Article 21.
          Section 37.16 Surviving Obligations
USEC Prime Agency Agreement

AMENDED AND RESTATED
USEC PROPRIETARY INFORMATION
Contract No. 662574 (9-11-08)
Termination shall not relieve either Party of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of such termination as expressly set forth in the Agreement, and shall not relieve Contractor of its obligations as to portions of the Work already performed or of obligations assumed by Contractor prior to the date of termination as set forth herein. All provisions of the Contract Documents that expressly or by implication survive or come into or continue in force and effect after the expiration or termination of this Agreement shall remain in effect and be enforceable following such expiration or termination. Without limiting the foregoing, the provisions of Sections 4.1, 4.2, 4.3, 4.4, 4.16 and 37.18 and Articles 19, 21, 22, 23, 25, 26, 27, 28, 31, 32, 34, 35, and 36 shall survive any termination or expiration of this Agreement.
          Section 37.17 No Oral Modifications
No oral or written modification of this Agreement by any officer, agent or employee of Contractor or Owner, either before or after execution of this Agreement, shall be of any force or effect unless such modification is in writing and is signed by the Party to be bound thereby.
          Section 37.18 Record Retention
Contractor agrees to retain and make available at its office at all reasonable times for examination, audit or reproduction, as directed by Owner and up to a period of three (3) years from Final Acceptance of the Plant, all records required to be maintained under applicable law or otherwise and relating to its performance of the Work, including quality assurance records, and to require that all Technical Consultants retain for the same period all their records relating to the Work. During such period, Owner shall compensate Contractor for retention costs incurred by Contractor and shall have access to such records at reasonable times after reasonable notice to Contractor. During such period, Contractor will offer such records to Owner.
          Section 37.19 Nondiscrimination
Contractor agrees that in the performance of its Work under this Agreement it will not knowingly violate any applicable Laws prohibiting discrimination in employment.
          Section 37.20 Joint Effort
The Parties acknowledge and agree that the terms and conditions of this Agreement, including but not limited to those relating to allocations of, releases from, exclusions against and limitation of liability, have been freely and fairly negotiated. Each Party acknowledges that in executing this Agreement they rely solely on their own judgment, belief, and knowledge, and such advice as they may have received from their own counsel, and they have not been influenced by any representation or statements made by any other Party or its counsel. No provision in this Agreement is to be interpreted for or against any Party because that Party or its counsel drafted such provisions.
USEC Prime Agency Agreement

AMENDED AND RESTATED
USEC PROPRIETARY INFORMATION
Contract No. 662574 (9-11-08)
          Section 37.21 Publicity Releases
Subject to applicable law, Contractor shall not, and shall require that Technical Consultants, Subcontractor or other Person not, issue any press or publicity release or any advertisement, or publish or otherwise disclose any photograph or other information, concerning this Agreement, the Work or mentioning the Owner without the express prior written consent of the Owner. Contractor shall give prior notice to Owner of any information contained in documents filed with public authorities or any other public disclosure which relates to or mentions the Agreement, the Work, or Owner.
          Section 37.22 Order of Precedence/Intent of Agreement
This Agreement consists of Articles 1 through 37 hereof, all Exhibits hereto and Drawings, Specifications, Schedules and other documents incorporated herein. Unless expressly stated otherwise herein, in case of conflict between portions of this Agreement, the order of precedence for conflict resolution in descending order shall be as follows:
a.	Articles 1 through 37 as such provisions may be amended in accordance with the terms hereof;

b.	Exhibits of this Agreement; and

c.	Drawings and Specifications and other documents.
          Section 37.23 Exclusive Remedies
To the extent remedies are provided in this Agreement, then such remedies would be the exclusive remedy with respect to the subject matter covered thereby, provided however, such remedy shall be in addition to all other remedies set forth in this Agreement. In the event a course of action or claim arises for which a remedy is not provided in this Agreement, then the Parties shall have the rights and remedies available at law or in equity, subject to the waivers, releases and limitations on liabilities set forth in the Agreement. To the extent that any waivers, releases and limitations of liability are expressed in this Agreement, then such waivers, releases and limitations of liability shall apply even in the event of default, negligence or strict liability of the Parties to be released or whose liability is limited and shall extend to the officers, directors, employees, agents and related entities of such Party.
USEC Prime Agency Agreement

AMENDED AND RESTATED
USEC PROPRIETARY INFORMATION
Contract No. 662574 (9-11-08)
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed in two originals by their duly authorized officers as of the Effective Date.

FLUOR ENTERPRISES, INC.			USEC INC.

By:	/s/ P. Oostervees		By:	/s/ Philip G. Sewell

	Name:	P. Oostervees		Name:	Philip G. Sewell
	Title:	Senior Vice President		Title:	Senior Vice President
USEC Prime Agency Agreement

EXHIBIT A
*****

EXHIBIT B
Key Milestones
The key milestones and dates for the American Centrifuge Project are:
*****

EXHIBIT C
Contractor Key Personnel
The following positions and individuals are named as Key Personnel in accordance with Section 6.2 of the EPCM Contract:
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EXHIBIT D
LIMITED AGENCY AGREEMENT
(PURCHASING AND CONTRACTING)
This Agreement (“Limited Agency Agreement”) is made and entered into as of the August 14, 2007, by and between USEC Inc., a corporation organized and existing under the laws of the State of Delaware, (hereinafter called “Owner”), and Fluor Enterprises, Inc., a California corporation, (hereinafter called “Fluor” or “Agent”) (collectively the “Parties”).
WITNESSETH:
WHEREAS, Owner and Fluor have entered into a contract, Contract No. 662574, for Fluor to perform certain engineering, procurement and construction management services (the “EPCM Contract”) for Owner’s American Centrifuge Plant in Piketon, Ohio, (hereinafter referred to as the “Project”); and
WHEREAS, Owner and Fluor are currently negotiating modifications to the EPCM Contract, however, in the interim in order to permit the Project to remain on schedule, the Parties are entering into this Limited Agency Agreement to appoint Fluor as its Agent to make purchases and to issue contracts for the Project in Owner’s name and on behalf of Owner subject to the terms and conditions of this Agreement;
THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Parties hereto, intending to be legally bound, agree as follows:
1.	Owner hereby appoints Fluor as its Agent, and Fluor hereby accepts such appointment to issue contracts and to purchase in Owner’s name and on behalf of Owner for the limited purpose of procuring equipment, materials, supplies and services under the EPCM Contract solely for use on or related to the Project. This limited agency is subject to the terms and conditions of the EPCM Contract and this Limited Agency Agreement.
2.	Fluor may issue or sign contracts as Agent to Owner, in Owner’s name or, on behalf of Ownerand as part of such agency relationship the following obligations shall be met:
a. the contract is for the purchase of equipment, materials or services necessary to perform Work as authorized by Owner pursuant to the EPCM Contract;
b. the contract terms and conditions are using forms approved by Owner or any changes have been approved in writing by the Owner’s Representative under the EPCM Contract;
c. the total cost of the equipment, material or services to Owner are within the budget authorized by Owner or Owner’s Representative has approved the increase in cost;
d. for contracts with a total cost to Owner equal to or less than $100,000.00, Fluor shall provide a copy of the contract to Owner within 30 days after execution of the contract by Fluor; and
e. for contracts with a total cost to Owner of more than $100,000.00, Fluor shall provide a copy of the contract for Owner’s review and may execute the contract as Agent for Owner after receiving written approval from Owner’s Representative.
3.	Such purchases and contracts shall be made by special purchase orders and contract forms that shall show on their face that Fluor is acting as agent for Owner. Fluor shall furnish Owner with a copy of the document at the time the purchase order or contract is issued. All such purchases and contracts shall be carried out in accordance with procedures as set forth in the Project Procedure Manual or in accordance with written purchasing directions provided by Owner’s Representative.

4.	All purchase orders and contracts issued by Fluor hereunder shall be signed by Fluor as Agent and/or Construction Manager for Owner and shall be identified by a distinctive numbering system approved by Owner. In addition, such orders shall contain instructions to vendors, as set forth in the Project Procedure Manual, with respect to the inclusion or exclusion of sales and/or use taxes in the purchase price. The ownership and title of all items purchased hereunder shall pass directly from the selling party to Owner, and Fluor shall at no time be a party to such transaction, other than as Agent of Owner.
5.	All purchase orders and contracts issued or entered into by Fluor in accordance with this Limited Agency Agreement shall be deemed to be a contract directly between Owner and the selling party and shall provide that Owner shall have all the rights and obligations under the contract and that Owner’s obligations may be satisfied through the performance of Owner’s contractors including Fluor under its EPCM Contract.
6.	The agency created hereby shall be limited to the purchase, in accordance with this Limited Agency Agreement, of materials, equipment, supplies and construction services as authorized under the EPCM contract for the Project and to such ancillary activities as may be necessary or appropriate in connection therewith, including but not limited to freight movement, freight consolidation and freight forwarding; expediting of deliveries of purchased items; and receiving and handling of such items when they arrive at the Project.
7.	The authority granted to Fluor by Owner hereunder is limited exclusively to the activities described in this Limited Agency Agreement. The agency authority established by this Agreement may be terminated by either party at any time upon written notice to the other.
IN WITNESS HEREOF, the undersigned duly authorized parties hereto have executed this Agreement on behalf of their respective corporations as of the day and year first above written.

OWNER			FLUOR ENTERPRISES, INC.

BY:	/s/ Charles W. Kerner		BY:	/s/ Ken Choudhary

	TITLE:	Director, Procurement & Contracts		TITLE:	V.P. & General Mgr. E&C

2

EXHIBIT E
MECHANICAL COMPLETION
1. PURPOSE
The purpose of this Exhibit E and its appendices is to define the final phases of the Work and its transition into Mechanical Completion, Turnover, and then into overall Final Acceptance (all as defined herein or in the Contract). Appendix 1 of this Attachment shows the division of the responsibilities between Contractor and OWNER, prior to Mechanical Completion of each System.
2. DEFINITIONS FOR THIS EXHIBIT E
2.1.	“Contractor” shall mean Fluor and as defined in the Contract Signature Document.

2.2.	“Owner” shall have the meaning set forth in Article 1 of the Contract.

2.3.	“Work” shall have the meaning set forth in Article 1 of the Contract.

2.4.	“Mechanical Completion” shall have the meaning set forth in Article 1 of the Contract.

2.5.	“Final Acceptance” shall have the meaning set forth in Article 1 of the Contract.

2.6.	“System” and “Sub-System” shall have the meanings set forth in Article 1 of the Contract.

2.7.	“Commissioning” shall have the meaning set forth in Article 1 of the Contract.

2.8.	“Mechanical Completion Documentation Files” shall mean the files to be organized to reflect the acceptance status of each element of work being turned over and indexed to indicate contents. A Turnover Package is a group of Mechanical Completion Documentation Files. Fluor’s CompleteItsm software will be utilized. (See additional details in Section 3.7 of this Exhibit.)

2.9.	“Turnover” shall have the meaning set forth in Article 1 of the Contract.

2.10.	“Turnover Notice(s)” (which establishes the Mechanical Completion date for particular System(s)) are normally issued by the Contractor with a Punch List attached which details outstanding, incomplete work that has been determined, in coordination with Owner, to be of such content that it will not impede planned commissioning/start-up activities. Turnover Notices are issued for each System(s) as they achieve Mechanical Completion and shall be submitted to Owner within three (3) days of the day upon which work was completed. Owner will sign, noting its agreement, or otherwise, to each Turnover Notice and accept responsibility for the care, custody and control of such System(s) or Plant.

2.11.	“Punch List” shall mean_a working document, used jointly by the Contractor and Owner to provide for completeness of the work being prepared for Turnover and Mechanical Completion. This is a comprehensive electronic listing prepared by the Contractor of the remaining work items, including those submitted by Owner, showing a target completion date for each item. At Turnover, Contractor is to

EXHIBIT E
MECHANICAL COMPLETION
use the format shown in Appendix 2, Turnover Notice, to this Exhibit for the electronic listing. For ease of coordination and communication, each item of the list is given a number according to the Contractor’s numbering system.

2.12.	“Start-up” shall have the meaning set forth in Article 1 of the Contract.
3. DIVISION OF RESPONSIBILITIES FOR TURNOVER
3.1.	Contractor’s base scope of work is complete following Owner’s acceptance that Contractor has achieved Mechanical Completion, including acceptance of the completion of the Punch List items. Contractor’s responsibility for Mechanical Completion of each System includes:
3.1.1.	The general activities set forth in the following article, Article 4.0, PROCEDURE.

3.1.2.	The specific scope of work requirements set forth in the Contract Scope of Services / Scope of Facilities.

3.1.3.	Those items noted as “Mechanical Completion — Fluor Responsibility” in Appendix 1 to this exhibit.
3.2.	Performance and completion of the Punch List items that will be performed after Mechanical Completion (during the OWNER’s Commissioning period) shall be coordinated with OWNER.

3.3.	The Plant acceptance sequence will be by system/sub-systems or by specific areas (e.g. control building and warehouse when feasible). However, the checkout and Start-up of the plant will be by systems/sub-systems that will, in some cases, take precedence over the area concept. The system/sub-system approach will expedite Turnover, and Commissioning and Start Up by Owner.

3.4.	Contractor will incorporate the system/sub-system approach into the System Turnover schedules developed in accordance with the Contract as the construction nears completion.

3.5.	A Turnover package will be prepared by Contractor for each system/sub-system on the project. These documents will provide the basis for checkout as they provide definition of the Systems and the checks necessary to confirm Mechanical Completion of the System. Contractor will designate a single point of contact to coordinate the turnover activities for a system/sub-system with Owner’s established EPC (Engineering Procurement Construction) team.

3.6.	At the time of issuing the Turnover Notice for a System, Contractor will be required to identify and complete the work on the System Punch List except for those items that Owner agrees are acceptable to be completed after Mechanical Completion. Those items remaining will form the basis of the Punch List. Punch list items will be assigned one of the following categories
•	Category A — Shall be completed prior to system/sub-system Turnover.

EXHIBIT E
MECHANICAL COMPLETION
•	Category B — Shall be completed before Final Acceptance. These are minor items that do not prevent the start of Commissioning activities. These items are also called Exception Items.
•	Category C — Owner identified items that were not in original scope. If punch item is added to scope, it will change categories to either an A or B item.
Punch List (See Appendix 2, Turnover Notice, to this Exhibit for format) is prepared by Contractor, after review with Owner at the time of Turnover, when it is ready to issue the Turnover Notice.

3.7.	The Mechanical Completion Documentation Files shall contain records of tests and inspections, and checkouts that were prepared by Contractor and submitted to Owner after they are carried out.

The CompleteItSM Program administers a database that maintains the generated documents by Engineering, Construction and Turnover. The program issues a consistent and simple verification of the certification processes and the transference of the System(s) and Subsystem(s) of the project.

The Mechanical Completion Documentation Files for each System may be separated into sub-systems and shall be contained in a “loose leaf” binder and presented to the Owner at time of issue of the Turnover Notice. The following documentation shall be contained and organized in the loose leaf binders:
•	Table of Contents

•	System P&IDs (Piping & Instrumentation Diagrams) with System Boundaries marked

•	Electric One-Line Drawings with System Boundaries marked

•	Quality Control and Quality Assurance documentation

•	Construction Testing Data including, as an example only, the following:
•	Hydro Testing Results

•	Piping System Acceptance Criteria and attested results

•	Mechanical/Electrical Test Data

•	Equipment Alignment Data

•	Instrument Calibration Sheets

•	System/Equipment Flushing and/or Cleaning Guidelines

•	Equipment Maintenance Records

•	As-built Drawings (as required)

•	Vendor Manuals

•	Field Equipment/System Testing Data
Remaining documentation (e.g. weld maps and weld records) for each System shall be turned over to the Owner in a standard 12” wide x 14” deep x 10” high file box (where applicable). The contents of each box shall be organized with like documentation and the contents cataloged.

EXHIBIT E
MECHANICAL COMPLETION
The outside of the box shall be marked with a reference number that corresponded to the catalog list.
3.8.	Owner is responsible for the performance and completion of Commissioning and Start-Up.
4. PROCEDURE
4.1.	Owner will review the Contractor’s definition of each turnover system/sub-system by use of marked up plot plans, system schematic drawings (P&IDs), mechanical flow diagrams, electrical one line diagrams and similar documents.

4.2.	Contractor shall prepare a checklist of all line numbers and tag items to demonstrate Contractor understands systems/subsystems to be turned over. The checklist shall be submitted for review by Owner in accordance with the System turnover schedules.

4.3.	In general, Mechanical Completion shall be achieved when the System has reached the point where construction and construction testing has been completed and the system is capable of being commissioned, even though Punch List items are remaining to be completed.

4.4.	It is a requisite to the Mechanical Completion of a System that the associated equipment, piping, instrumentation and electrical systems are installed and that the equipment and instrumentation requiring adjustments and tests are completed, including any assistance needed by vendor representatives. For electrical systems, construction related tests, relay settings, and checkouts must be completed prior to energizing by Owner.

4.5.	Mechanical Completion by System will be achieved when the following activities, at a minimum, have been accepted as complete:
4.5.1.	Preparations have been made to meet the system safety requirements.

4.5.2.	Cold alignment has been completed for the compressors, pumps, machinery and the drivers. The lubrication systems, couplings and guards have been assembled and installed. Rotating equipment has been cold aligned and the final pipe spools and screens have been installed.

4.5.3.	The vessels have been opened, internals installed, cleaned, inspected and closed after inspection.

4.5.4.	The piping has been cleaned, tested, test blinds removed and spring supports, anchors and guides checked for removal of all shipping and erection stops and for correctness of cold settings.

4.5.5.	Where specified piping has been blown dry and properly laid up following hydro testing.

EXHIBIT E
MECHANICAL COMPLETION
4.5.6.	The components of the system instrument loops have been inspected, and continuity tested.

4.5.7.	The electrical system has been installed and tested per project specifications, motor rotation has been checked by rotation meter or other testing method, and power system protective devices have been set.

4.5.8.	The painting and insulation that would interfere with commissioning and start-up or for safety reasons has been completed.

4.5.9.	The temporary construction facilities that would interfere with Owner Commissioning and Start-up or for safety reasons have been removed.

4.5.10.	The fire protection systems and equipment have been installed, and tested.

4.5.11.	The nuclear sources for instrument loops and point detection devices have been safely installed, tested and declared safe/ready for service.

4.5.12.	The gas detectors have been installed, and tested.

4.5.13.	Vessels, equipment and lines are color-coded and their identification stamped or tagged per specifications.

4.5.14.	DCS (Distributed Control System), PLC (Programmable Logic Controller) and computer systems are installed and tested per specifications. Contractor will perform point to point IO test.
4.6.	When Contractor believes that the Work is sufficiently completed that Mechanical Completion of a System has been achieved then it will submit the Turnover Notice.

4.7.	In addition, the Mechanical Completion Documentation Files for that System shall be submitted to Owner.

4.8.	Within ten (10) business days after receipt of a Turnover Notice, Owner will either accept or reject the Turnover Notice as set forth in Section 12.1. Should Owner reject the Turnover Notice they shall so state in writing, with reason, adding any additional deficiencies to the list. Should Owner determine the Punch List prepared by Contractor or additional deficiencies found during the inspection to be too many in number or unacceptable in content, the Turnover Notice will be rejected. Should the Contractor’s Turnover Notice be rejected by Owner, Contractor shall either complete or correct the work, and resubmit the Turnover Notice to Owner with a revised Punch List or dispute such decision in accordance with the dispute resolution provisions of the Contract.

4.9.	Owner, Having agreed to Mechanical Completion of the System, defined by each Turnover Notice, may require that Contractor perform remaining Punch List items only following issuance of work permits to be issued by Owner. At this time, Contractor and Owner will work closely during the final stages of the project to

EXHIBIT E
MECHANICAL COMPLETION
permit an orderly and timely completion of the entire work and the completion of the Commissioning and Startup by Owner.
APPENDICES
Appendix 1 — Mechanical Completion Responsibility Matrix
Appendix 2 — Turnover Notice
END OF EXHIBIT E

APPENDIX 1
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APPENDIX 2
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EXHIBIT F
[Insert Today’s date]
[Client Name]
[Project Name]
[Fluor Contract No.]
[Client Contract No, if needed]
[Recipient’s Name]
[Recipient’s Title]
[Recipient’s Company Name]
[Recipient’s Address]
[Recipient’s City, State, Zip]
Dear [Name]:
Notice of Final Completion/Acceptance
In compliance with                                          of the                                            Contract dated                      (the “Contract”), we advise that all work authorized by you under the terms of the Contract has been completed.
Please acknowledge the acceptance and approval of Fluor’s work by executing this letter in the spaces provided below and returning two (2) of the enclosed copies.
Sincerely,
[Project Manager’s Name]
Project Manager
Approved and Accepted by:
[Client Name]

By:
Name:
Title:

EXHIBIT G
*****

EXHIBIT H
*****

EXHIBIT I
*****

EXHIBIT J

STATE OF	)
	)	ss:
COUNTY OF	)
CONTRACTOR’S
RELEASE OF LIEN
KNOW ALL MEN BY THESE PRESENTS,
That FLUOR ENTERPRISES, INC., (“Contractor”), a California corporation, having an office in Greenville, South Carolina, for and in consideration of the sum of                                                              DOLLARS ($                     ) and other good and valuable consideration to it in hand paid by                                                                            (“Owner”), the receipt of which is hereby acknowledged, and which sum is due Contractor under and pursuant to that certain Agreement dated as of the                      day of                     ,                     , made and entered into with Owner relating to the furnishing of materials, labor and/or equipment for construction of                                                               plant located at                                                                                           (the “Plant”) for Owner;
Does hereby certify to said Owner that all persons, firms, associations , corporations or other entities furnishing labor, material or equipment to Contractor under said Agreement have to the best of Contractor’s knowledge been paid in full; and
Does hereby remise, release, waive, relinquish and forever quitclaim unto said Owner, its successors and assigns, all and all manner of liens against said Owner which Contractor ever had, now has, or which it or its successors or assigns hereafter can, shall or may have upon any portion of the lands of Owner or the buildings thereon standing, for labor, material, or equipment furnished under said Agreement.
IN WITNESS WHEREOF, Contractor has caused this instrument to be signed and attested by its duly authorized officer, and its corporate seal to be hereunder affixed on the                                          day of                                         ,                     .

ATTEST:	FLUOR ENTERPRISES, INC.
BY:
TITLE:
Secretary or Assistant Secretary
DATE:

(AFFIX CORPORATE SEAL)